                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): July 8, 2002


                 Technology Funding Medical Partners I, L.P.
------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)



        Delaware                            94-3166762
- -------------------------         ---------------------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)



1107 Investment Boulevard, Suite 180
El Dorado Hills, California                         95762
----------------------------------------         -------------
(Address of principal executive offices)          (Zip Code)


                               (916) 941-1400
             ---------------------------------------------------
              Registrant's telephone number, including area code

Item 5.           Other Events

                  Pursuant to Article 6 of the Partnership Agreement for Technology Funding Medical Partners I, L.P., the Partnership
Agreement has been amended. The Amended and Restated Limited
Partnership Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7.           Financial Statements, Pro Forma Financial Information
                  And Exhibits

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits

                           99.1     Technology Funding Medical
                                    Partners I, L.P., Amended and
                                    Restated Partnership Agreement

                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING MEDICAL PARTNERS I, L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  July 8, 2002                By:  /s/ Charles R. Kokesh
                                   ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.

                            EXHIBIT INDEX

Exhibits
- --------
99.1 Technology Funding Medical Partners I, L.P., Amended and Restated Limited Partnership Agreement







TECHNOLOGY FUNDING MEDICAL PARTNERS I, L.P.
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is entered into by Technology Funding Inc., Technology Funding Ltd., Harold M. Ginsberg, M.D., Richard A. Marcum, and Carroll J. Schroeder, as general partners, and each of those Persons who has been and shall hereafter be admitted as Limited Partners.

The Partners hereby agree as follows:

ARTICLE 1
THE PARTNERSHIP

1.01 Formation. The Partners have formed and hereby continue a limited partnership (the "Partnership") pursuant to the provisions of Title 6, Chapter 17 of the Delaware Code, Sections 17-101 et seq., as amended from time to time, known as the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by DRULPA.

1.02 Name. The name of the Partnership is "Technology Funding Medical Partners I, L.P." If considered necessary in the opinion of counsel to the Partnership to preserve the limited liability of the Limited Partners, property acquired and business conducted by the Partnership shall be in such other name as is necessary to preserve such limited liability.

1.03 Purpose. The Partnership is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act of 1940, as amended. The Partnership's principal investment objective is to maximize long-term capital appreciation for the Limited Partners up to and including the final day of the Partnership's operations prior to dissolution. The Partnership will seek to accomplish these objectives by making venture capital investments in new and developing companies that the "Managing General Partners," as hereinafter defined, believe offer significant long-term growth possibilities and by providing those companies with active management assistance where warranted. The Partnership will also seek to achieve this objective by investing in established companies that the Managing General Partners believe offer special opportunities for growth.
The Partnership will also seek to preserve Limited Partner capital through risk management and active participation with Portfolio Companies. Generation of current income or tax benefits will not be primary factors in the selection of investments.

1.04 Place of Business and Office; Registered Agent. The Partnership shall maintain its principal office at c/o Technology Funding Inc., 1107 Investment Boulevard, Suite 180, El Dorado Hills, California 95762. The Partnership shall maintain a registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The "Independent General Partners," as hereinafter defined, may at any time change the location of the Partnership's offices and may establish additional offices, if they deem it advisable. Notification of any such change shall be given to the Limited Partners on or before the date of any such change. The name and address of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

1.05 Term. The operation of the Partnership shall commence on the "Commencement Date," as hereinafter defined, and shall continue in full force and effect until December 31, 2002, unless further extended for up to two additional two-year periods from such date if the Independent General Partners determine that such an extension is in the best interest of the Partnership or until dissolution prior thereto pursuant to the provisions hereof; provided, however, that if the Partnership has not received and accepted subscriptions from additional Limited Partners aggregating at least 12,000 Units by one year and five business days from the date on which the offering of Units is commenced, the Partnership shall be terminated, all obligations of the Partnership shall be discharged solely by the Managing General Partners, and any amounts paid by the Limited Partners shall be returned to them with interest earned and received thereon.

1.06 The Partners. The names, addresses, and "Capital Contributions," as hereinafter defined, of the General Partners and the Limited Partners are set forth in the books and records of the Partnership, as amended from time to time.

1.07 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner, individually, shall have title to or any interest in such property.

ARTICLE 2
DEFINITIONS

Unless otherwise provided herein or unless the context otherwise requires, the terms with initial capital letters in this Agreement are defined as follows:

(a) "Affiliate" means, when used with reference to a specific Person, an "affiliated person" of such specified
Person as defined in Section 2(a)(3) of the 1940 Act and any legal entity for which such Person acts as an executive officer, director, trustee, or partner.

(b) "Agreement" means this Amended and Restated Limited
Partnership Agreement as originally executed and as amended, modified, supplemented, or restated from time to time.

(c) "Capital Account" means a capital account for a Partner calculated as set forth in Section 11.03.

(d) "Capital Contribution" means the total amount of cash that each Partner has contributed to the capital of the Partnership in consideration for such Partner's Partnership
Interest, without reduction for selling, organizational, or other expenses, less any amounts returned pursuant to
Section 7.05.

(e) "Cash and Securities Available for Distribution" means all Partnership cash from whatever sources derived (less such reserves as the Individual General Partners shall deem reasonable for the Partnership's business) plus any securities held by the Partnership that the Individual
General Partners deem available for distribution.

(f) "Closing Date" means the day on which the Partnership terminates its offering of Units.

(g) "Commencement Date" means the first date on which subscriptions from additional Limited Partners for at least
12,000 Units are accepted by the Partnership.

(h) "Consent" or "consent" means either (i) the approval given by vote at a meeting called and held pursuant to this Agreement or (ii) the written approval required or permitted to be given pursuant to this Agreement, or (iii) the act of granting such an approval, as the context requires.

(i) "Conversion" means that point in time when the amount of cash plus the value of all securities distributed (valued at the time of distribution) to the Limited Partners equals the aggregate Capital Contributions of all Limited Partners.

(j) "Dealer-Manager" means Technology Funding Securities
Corporation, a wholly-owned subsidiary of Technology Funding
Inc. and a broker-dealer registered with the National
Association of Securities Dealers, Inc. ("NASD").

(k) "DRULPA" means Title 6, Chapter 17 of the Delaware Code,
Sections 17-101 et seq., as amended from time to time, known as the Delaware Revised Uniform Limited Partnership Act.

(l) "General Partners" means the Managing General Partners and the Individual General Partners in their capacities as general partners of the Partnership.

(m) "General Partner Overhead" means those customary and routine expenses incurred by the Managing General Partners (excluding all Organizational and Offering Expenses) in performing their obligations to the Partnership, including:
(i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; and (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership.

(n) "Incapacity" shall mean, as to any Person, the entry of an order for relief in a bankruptcy proceeding
(''bankruptcy''), the entry of an order of incompetence, or the death, of such Person, or the occurrence of any other event that would cause such Person to cease to be a General
Partner under DRULPA, as the case may be.

(o) "Independent" shall mean any individual who is not an "interested Person" of the Partnership, as defined in the 1940 Act.

(p) "Independent General Partners" shall mean Harold M. Ginsberg, M.D., Richard A. Marcum, and Carroll J. Schroeder, and/or any other individual who becomes a successor or additional Independent General Partner of the Partnership as provided herein, in such individual's capacity as an Independent General Partner of the Partnership.

(q) "Individual General Partners" shall mean the Independent
General Partners and/or any other individual who becomes a successor or additional Individual General Partner of the Partnership as provided herein, in such individual's capacity as an Individual General Partner of the Partnership.

(r) "IRC" means the Internal Revenue Code of 1986, as amended.

(s) "Limited Partner" means any Person, including a Substituted Limited Partner, who is a limited partner shown on the books and records of the Partnership at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership.

(t) "Majority in Interest of the Limited Partners" means
Limited Partners who in the aggregate own, at the time of the determination, more than 50% of the Units owned by all Limited Partners.

(u) "Managing General Partners" means Technology Funding Inc. and Technology Funding Ltd. and/or any other Person who becomes Managing General Partner of the Partnership as provided herein, in such Person's capacity as a Managing General Partner of the Partnership.

(v) "Net Loss" means for any Taxable Period the aggregate sum, if negative, of all items of income, gain, deduction, and loss recognized by the Partnership for federal income tax purposes increased by tax-exempt income and reduced by nondeductible expenses (except sales commissions). Such term shall not include any items of income, gain, loss, or deduction allocated pursuant to Sections 8.04 and 8.07.

(w) "Net Profit" means for any Taxable Period the aggregate sum, if positive, of all items of income, gain, deduction, and loss recognized by the Partnership for federal income tax purposes increased by tax-exempt income and reduced by nondeductible expenses (except sales commissions). Such term shall not include any items of income, gain, loss, or deduction allocated pursuant to Sections 8.04 and 8.07.

(x) "Offering Period" means that period commencing with the effective date of the Prospectus when the Partnership begins offering Units and ending when such offering is terminated.

(y) "Operational Costs" means all expenses of the Partnership except Organizational and Offering Expenses or General Partner Overhead, including but not limited to: (i) the costs of operations (e.g., salaries and benefits of Partnership employees, documentation, securities filings, other direct costs of selecting, negotiating, monitoring, and liquidating Portfolio Company investments (including consultants, attorneys, accountants, appraisers, due diligence expenses, industry trade shows and conferences, travel, and investment banking fees and commissions or preparation of status reports)); (ii) partnership accounting (e. g., maintenance of Partnership books and records, audit fees, preparation of regulatory and tax reports, and costs of computer equipment or services used by the Partnership);
(iii) investor communications (e.g., design, production, and mailing of all reports and communications to Limited Partners, including those required by regulatory agencies);
(iv) investor documentation; (v) legal and tax services; and
(vi) any other related operational or administrative expenses necessary for the operation of the Partnership.

(z) "Organizational and Offering Expenses" means those organizational and syndication expenses incurred in connection with the formation of the Partnership and in qualifying and marketing Units under applicable federal and state laws, and any other expenses actually incurred and directly related to the offering and sale of Units, including but not limited to: (i) accounting and legal fees incurred in connection therewith; (ii) registration fees and Blue Sky filing fees; (iii) the cost of preparing, printing, amending, and supplementing the Prospectus; (iv) the costs of qualifying and printing sales materials used in connection with the issuance of Units; and (v) salaries earned and reasonable and necessary expenses incurred by the partners and officers of the Managing General Partners or the Partnership for organizational or syndication activities performed prior to the Closing Date.

(aa) "Partners" means the General Partners and the Limited
Partners, collectively.

(bb) "Partnership" is defined in Section 1.01.

(cc) "Partnership Interest" means all of the interests of a Partner in the Partnership, including, without limitation, the Partner's: (i) right to a distributive share of profits and losses; (ii) right to a distributive share of the assets of the Partnership; and (iii) right, if a General Partner, to participate in the management of the Partnership.

(dd) "Person" shall mean any natural person, partnership, corporation, unincorporated organization or association, trust, or other legal entity.

(ee) "Portfolio Company" means any Person in which the Partnership makes an investment, other than a Short-Term
Investment.

(ff) "Prospectus" means that prospectus dated May 3, 1993 offering Units in the Partnership, as supplemented and amended.

(gg) "Short-Term Investment" means interest-bearing bank accounts, money market mutual funds, Treasury securities, and/or certificates of deposit with maturities of less than one year. The Partnership may also invest such funds in commercial paper (rated or unrated) and other short-term securities.

(hh) "Substituted Limited Partner" means a Person admitted as a Limited Partner to the Partnership pursuant to Section
13.03 in place of and with all of the rights of the Limited
Partner who has transferred or assigned such Limited
Partner's Partnership Interest to such Person, and who is shown as a Limited Partner on the books and records of the Partnership.

(ii) "Taxable Period" means each calendar year.

(jj) "TFI" means Technology Funding Inc., a California corporation.

(kk) "TFL" means Technology Funding Ltd., a California limited partnership.

(ll) "Unit" means the Partnership Interest held by a Limited
Partner representing a Capital Contribution, net of any sales commission paid thereon, equal to $91.

(mm) "Unit Months" means the number of half months a Unit would be outstanding if it were held from the date the original holder of such Unit was deemed admitted into the Partnership pursuant to Section 11.02 until the Closing
Date.

(nn) "1940 Act" means the Investment Company Act of 1940 and all rules and regulations promulgated thereunder, as amended by the Small Business Incentive Act of 1980, and as further amended from time to time.

ARTICLE 3
MANAGEMENT

3.01 Partnership Governance. The Partnership shall be governed by such number of Individual General Partners as is fixed pursuant to Section 3.02.

3.02 Individual General Partners. The number of Individual General Partners shall initially be three and shall be fixed from time to time thereafter by the Independent General Partners; provided, however, that the number of Individual General Partners shall in no event be less than three or more than nine (except prior to the initial public offering of Units). A majority of the General Partners and of the Individual General Partners shall at all times be Independent General Partners. If at any time the number of Independent General Partners is less than a majority, within 90 days thereafter, action shall be taken pursuant to
Section 3.03 to restore the number of Independent General Partners to a majority. Each Independent General Partner must be a natural person.

3.03 Approval and Election of General Partners. The General Partners shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 12.03 or sooner withdraw pursuant to
Section 12.01 or 12.02, as the case may be. The General Partners shall thereafter be approved and elected to hold office for a term of one year from their approval and election or until their successors are approved and elected, unless they are sooner removed pursuant to Section 12.03 or sooner withdraw pursuant to Section 12.01 or 12.02, as the case may be. General Partners may succeed them in office. If at any time the number of remaining Independent General Partners is less than a majority of the General Partners or of the Individual General Partners, the remaining Independent General Partners shall, within 90 days, designate one or more successor Independent General Partners so as to restore the number of Independent General Partners to a majority. Subject to the foregoing requirement, the Individual General Partners may also designate successor Individual General Partners to fill vacancies created by the retirement or withdrawal of an Individual General Partner pursuant to Section 12.01 or by the removal of an Individual General Partner pursuant to Section 12.03. The Individual General Partners may also designate Individual General Partners to fill any vacancies created by an increase in the number of Individual General Partners pursuant to Section
3.02. In the event that no Individual General Partner remains, the Managing General Partners shall continue the business of the Partnership without dissolution and shall perform all duties of an Individual General Partner under this Agreement and shall, within 90 days, call a special meeting of Partners for the purpose of approving and electing Individual General Partners. Each Limited Partner hereby consents to the admission of any successor Individual General Partner pursuant to this Section 3.03, and no further consent shall be required. Any successor Individual General Partner designated by the remaining Individual General Partners shall hold office until his or her successor has been approved and elected, unless he or she is sooner removed pursuant to Section 12.03 or withdraws pursuant to Section 12.01.

3.04 Management Powers. Subject to the terms hereof, including but not limited to Section 3.05, the Individual General Partners shall have full, exclusive, and complete discretion in the management and control of the affairs of the Partnership, shall make all decisions affecting Partnership affairs and shall provide overall guidance and supervision with respect to the operations of the Partnership, shall perform the same functions and have the same duties, responsibilities and obligations imposed by the 1940 Act on the directors of business development companies organized in corporate form, and shall monitor the activities of Persons in which the Partnership has invested. The Independent General Partners will assume the responsibilities and obligations imposed by the 1940 Act upon disinterested directors of a business development company organized in corporate form. Except as otherwise expressly provided in this Agreement, the Individual General Partners are hereby granted the right, power, and authority to direct the Managing General Partners to do on behalf of the Partnership all things which, in their sole judgment, are necessary or appropriate to manage the Partnership's affairs and fulfill the purposes of the Partnership, including, by way of illustration and not by way of limitation, the power and authority from time to time to direct the Managing General Partners to do the following:

  (a) subject to Section 3.13, invest the funds of the Partnership in such investments as are consistent with the Partnership's purpose, provided that such investments do not cause the Partnership to fail to comply with Section 55 of the 1940 Act;

  (b) incur all expenses permitted by this Agreement;

  (c) to the extent that funds are available, cause to be paid all expenses, debts, and obligations of the Partnership;

  (d) employ and dismiss from employment such agents, employees, managers, accountants, attorneys, consultants, and other Persons necessary or appropriate to carry out the business and affairs of the Partnership, whether or not any such Persons so employed are Affiliates of any General
Partner, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated
Persons in the area for similar services, subject to the restrictions set forth in Section 3.10;

  (e) subject to the indemnification provisions in this Agreement, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action, or claim, including tax audits, either in favor of or against the Partnership;

  (f) enter into any sales, agency, or dealer agreements, and escrow agreements, with respect to the sale of Units to Limited Partners and provide for the distribution of such Units by the Partnership through one or more broker-dealers
(which may be Affiliates of the General Partners) or otherwise;

  (g) borrow money and issue multiple classes of senior indebtedness or a single class of limited partner interests senior to the Units to the extent permitted by the 1940 Act (but not in an aggregate amount in excess of 10% of Limited Partner Capital Contributions) and repay, in whole or in part, any such borrowings or indebtedness and repurchase or retire, in whole or in part, any such interests senior to the Units; and in connection with such loans or senior securities to mortgage, pledge, assign, or otherwise encumber any or all properties or assets owned by the Partnership, including any income therefrom, to secure such borrowings or provide repayment thereof. The Individual General Partners may direct the Managing General Partners, on behalf of the Partnership, to approve Portfolio Company borrowings in any amount it deems appropriate or to cause the Partnership to guarantee Portfolio Company borrowings so long as the aggregate guarantees outstanding at any time do not exceed $4,000,000;

  (h) establish and maintain accounts with financial institutions, including federal or state banks, brokerage firms, trust companies, savings and loan institutions, or money market funds;

  (i) make temporary investments of Partnership capital in Short-Term Investments pending final disposition or cash distributions to the Partners;

  (j) to the extent permitted by the 1940 Act, invest up to 10% of the Partnership's aggregate Capital Contributions in unaffiliated venture capital funds;

  (k) to the extent permitted by the 1940 Act, form or cause to be formed one or more small business investment companies under the Small Business Investment Company Act of 1958, as amended;

  (l) establish valuation principles and periodically apply such principles to the Partnership's venture capital investment portfolio;

  (m) establish and maintain a profit-sharing plan for the Individual General Partners to the extent permitted by the 1940 Act but only if payments made under the plan serve to reduce payments otherwise payable to the Managing General
Partners;

  (n) to the extent permitted by the 1940 Act, designate and appoint one or more agents for the Partnership who shall have such authority as may be conferred upon them by the Managing General Partners and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Managing General Partners hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

  (o) prosecute, protect, defend, or cause to be protected and defended, or abandon, any patents, patent rights, copyrights, trade names, trademarks, and service marks, and any applications with respect thereto, that may be held by the Partnership;

  (p) take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any know-how, trade secrets (other than the list of Limited Partners referred to in Section 11.05), secret processes, or other proprietary information and to prosecute and defend all rights of the Partnership in connection therewith;

  (q) subject to the other provisions of this Agreement, to enter into, make, and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 3.04, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Partner or with any other Person, firm, or corporation having any business, financial, or other relationship with any Partner or Partners, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the 1940 Act and (ii) shall be on terms no less favorable to the Partnership than are generally afforded to unrelated third parties in comparable transactions;

  (r) purchase, rent, or lease equipment for Partnership purposes;

  (s) purchase and maintain, at the Partnership' s expense, liability and other insurance to protect the Partnership's assets from third party claims; provided that, in its judgment, such insurance is available and reasonably priced; and cause the Partnership to purchase or bear the cost of any insurance covering the potential liabilities of the Partners, or employees, agents or Partners of the Partnership or General Partners as well as the potential liabilities of any Person serving at the request of the Managing General Partners as a director of a Portfolio Company; provided, however, that the Managing General Partners, shall be required to bear, out of their separate assets, the portion of the premiums for any such insurance coverages beyond those for matters against which the Partnership is permitted to indemnify the General Partners under Article 10;

  (t) cause to be paid any and all taxes, charges, and assessments that may be levied, assessed, or imposed upon any of the assets of the Partnership, unless the same are contested by the Individual General Partners;

  (u) make any election on behalf of the Partnership that is or may be permitted under the IRC and supervise the preparation and filing of all tax and information returns that the Partnership may be required to file;

  (v) take any action that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged;

  (w) perform all normal business functions, and otherwise operate and manage the business and affairs of the Partnership, in accordance with and as limited by this Agreement; and

  (x) reinvest Cash and Securities Available for
Distribution so long as such Cash and Securities Available for Distribution are reinvested for all Limited Partners upon the same terms and differing classes of Partnership
Interests do not result from inequitable allocations of tax or economic benefits.

3.05 Managing General Partners.  The Managing General
Partners, on behalf of the Partnership are hereby granted the exclusive power and authority from time to time to do the following:

  (a) subject to the supervision of the Individual General Partners, manage and control the venture capital investments of the Partnership, including, but not limited to, the power to make all decisions regarding the Partnership' s venture capital investment portfolio and, among other things, to find, evaluate, structure, monitor, sell, and liquidate, upon dissolution or otherwise, such investments, approve or guarantee Portfolio Company borrowings up to the limit set by Section 3.04(g) above, to provide, or arrange for the provision of, managerial assistance to Portfolio Companies and in connection therewith to enter into, execute, amend, supplement, acknowledge, and deliver any and all contracts, agreements, or other instruments for the performance of such functions, including the investment and reinvestment of all or part of the Partnership's assets, execution of portfolio transactions, and any or all administrative functions;

  (b) subject to the supervision of the Individual General
Partners, manage and control the investments of the Partnership in unaffiliated venture capital funds, including, but not limited to, the power to make all decisions regarding such investments, and, among other things, to find, evaluate, structure, monitor, sell, and liquidate, upon dissolution or otherwise, such investments;
and

  (c) without the consent of any Limited Partners, (i) admit additional Limited Partners to the Partnership in accordance with Section 7.02 and (ii) admit an assignee of a Limited Partner's Partnership Interest to be a Substituted Limited Partner in the Partnership, pursuant to and subject to the terms of Section 13.03.

The grant of exclusive power and authority to the Managing
General Partners under this Section 3.05 in no way limits the rights, powers, or authority of the Individual General
Partners under this Agreement, DRULPA, or as otherwise provided by law.

3.06 Tax Matters Partner; Tax Elections. TFI shall perform all duties imposed on a general partner by Sections 6221 through 6233 of the IRC as "tax matters partner" of the Partnership, including, but not limited to, the following:
(i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (iv) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the profits of the Partnership unless a Limited Partner notifies the Internal Revenue Service and TFI that TFI may not act on such Limited Partner's behalf.

The Managing General Partners may cause the Partnership to make all elections required or permitted to be made by the Partnership under the IRC and not otherwise expressly provided for in this Agreement, in the manner that the Managing General Partners believe will be most advantageous to individual taxpayers who: (i) are married and filing joint federal income tax returns; (ii) are not "dealers" for federal income tax purposes; (iii) are not subject to alternative minimum tax; and (iv) have income at least part of which, without giving effect to any additional tax on preference items, is subject to the maximum federal income tax rate in effect at the time of the election.

3.07 Appointment of Auditors.  Subject to the approval of
(i) a Majority in Interest of the Limited Partners (which approval is subject to Section 14.02) or (ii) a majority of the Independent General Partners, the Individual General
Partners, in the name and on behalf of the Partnership, is authorized to appoint independent certified public accountants for the Partnership.

3.08 Good Faith. The Individual General Partners shall not cause the Partnership to consent to or join in any waiver, amendment, or modification of the terms of any partnership agreement, limited partnership agreement, management agreement, or investment contract to which it is a party unless, in the good faith judgment of the Individual General Partners, such waiver, amendment, or modification would be in the best interests of the Partnership.

3.09 Restrictions on the General Partners' Authority.  The
General Partners shall not have authority to do any of the following:

  (a) act in contravention of this Agreement or of the 1940
Act;

  (b) except as otherwise provided herein, possess
Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

  (c) except as otherwise provided herein, admit any other Person as a general partner of the Partnership without the unanimous approval of the Partners; this provision shall not restrict the right of a Majority in Interest of the Limited Partners to approve and elect a successor General Partner pursuant to Article 12;

  (d) commingle or permit the commingling of the funds of the Partnership with the funds of any other Person except as otherwise provided herein;

  (e) permit any Person who makes a nonrecourse loan to the Partnership to acquire, at the time and as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor; or

  (f) without the consent of a Majority in Interest of the Limited Partners, subject to paragraph 14.02,
     (i) except as permitted by applicable law, elect to dissolve the Partnership; or
     (ii) sell or otherwise dispose of all or substantially all of the assets of the Partnership other than in the ordinary course of the Partnership's business;

  (g) invest in a company in which any General Partner has an equity interest other than through another partnership that it manages;

  (h) contract away the fiduciary obligation (as defined herein) owed to Limited Partners by the General Partners under common law;

  (i) distribute to Limited Partners securities unless (1) they are readily marketable by such Limited Partners or (2) the securities meet all of the following conditions: (a) the Managing General Partners advise each Limited Partner of the risks associated with direct ownership of the property; (b) the Managing General Partners offer each Limited Partner the election of receiving in-kind property distributions; and
(c) the Managing General Partners distribute in-kind property only to those Limited Partners who accept the Managing General Partners' offer;

  (j) reinvest Cash and Securities Available for
Distribution, except in connection with follow-on investments or the reduction of borrowings incurred to make such follow-on investments, more than four years after the Closing Date;

  (k) authorize or cause the Partnership to enter into a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a partnership, trust, corporation or other entity that would be created or survive after the successful completion of the proposed transaction. The foregoing prohibition does not apply to:
     (i) a transaction involving securities of the Partnership that have been for at least 12 months listed on a national exchange or that are traded through the National Association of Securities Dealers Automated Quotation-National Market System; or
     (ii) a transaction involving the reorganization to corporate, trust or association form of only the Partnership if, as a consequence of the proposed reorganization, there will be no significant adverse change in any of the following:
          (a) Limited Partners' voting rights;
          (b) the term of existence of the Partnership;
          (c) General Partners' compensation; or
          (d) the Partnership's investment objectives; or
          (e) purchase Units for their own account.

The Managing General Partners shall not have the authority to act individually on behalf of, or to bind, the Partnership except that either of the Managing General Partners may act individually on behalf of and bind the Partnership (1) in its capacity as an investment adviser, to the extent (if any) that it acts as such, (2) within the scope of the authority delegated to it hereunder or subsequently by the Individual General Partners and (3) in the event no Individual General Partner remains, to the extent necessary to continue the Partnership, but only for such limited periods as permitted under the 1940 Act to fill Individual General Partners vacancies and except that TFI (through its wholly-owned subsidiary, Technology Funding Securities Corporation) may act on behalf of and bind the Partnership in its capacity as principal underwriter of the Partnership;

3.10 Contracts with the General Partners or Their Affiliates. The Individual General Partners may direct the Managing General Partners, on behalf of the Partnership, to enter into contracts for goods or services necessary to the prudent operation of the Partnership with any General Partner or any Affiliate of a General Partner (other than the officers, directors, or partners of the General Partners), provided that (1) the compensation, price, or fee charged for providing such goods or services are the lower of (i) actual cost or (ii) that charged by unaffiliated Persons in the same geographic location for similar goods and services, (2) the Person providing the goods or rendering the services has previously been engaged in the business of rendering such services or selling or leasing such goods to entities other than the Partnership as an ordinary and ongoing business for a period of at least three years, and (3) the compensation, price, or fee and other terms of the contract are fully disclosed in the Prospectus except when immediate action is required and the goods or services are not available from unaffiliated Persons. Any such contract may only be modified by a vote of a majority of the Independent General Partners. Any such contract shall be in writing and subject to termination without penalty by a majority of the Independent General Partners following 60 days' prior notice thereof. The Partnership has contracted with Technology Funding Securities Corporation to sell the Units, and will pay such company a sales commission of 9% of the aggregate purchase price of all Units sold, and the Partnership has contracted with Technology Administrative Management, a division of TFL, for computer services. Goods and services may be purchased from Affiliates of a General Partner only pursuant to a written contract.

3.11 Obligations of the General Partners. The General Partners shall devote such time and effort to the Partnership business as, in their judgment, may be necessary or appropriate to manage the affairs of the Partnership. No General Partner shall be required to devote full time to Partnership business. The General Partners are under a duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and the use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partners) and the use thereof for the benefit of the Partnership. Neither the General Partners nor any of their Affiliates shall enter into any transaction with the Partnership that will significantly benefit the General Partners or such Affiliates in their independent capacities unless the transaction is expressly permitted hereunder and under the 1940 Act or any exemptive order issued by the Securities and Exchange Commission thereunder, or is entered into principally for the benefit of the Partnership in the ordinary course of Partnership business.

3.12 Other Business of Partners. Any Partner and any Affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise; provided, however, that neither a General Partner nor an Affiliate of a General Partner (other than another program for which the General Partner or any Affiliate of a General Partner is acting as a general partner) may enter into a venture competitive with the business of the Partnership unless such venture would not have a material adverse effect on the business of the Partnership. Neither the Partnership nor any Partners shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper so long as such pursuit would not have a material adverse effect on the business of the Partnership. Neither the General Partners nor any Affiliate of the General Partners shall be obligated to present any particular investment opportunity to the Partnership, except with respect to opportunities that are suitable for the Partnership, which must first be made available to the Partnership before any of the General Partners invest, and the General Partners and their Affiliates shall each have the right to take for their own account (individually or as a trustee, partner, or fiduciary) or to recommend to others any such particular investment opportunity. The Managing General Partners hereby consent and agree promptly to furnish the Individual General Partners, upon request, with information on a confidential basis as to any venture capital investments made by them, or any of their Affiliates, for their own account or for others.

3.13 Prohibited Transactions. Except to the extent expressly permitted by this Agreement and except as permitted by the 1940 Act or any exemptive order issued by the Securities and Exchange Commission thereunder:

  (a) the Partnership shall not lend money or other property to a General Partner or any General Partner Affiliate;

  (b) the Partnership shall not sell or purchase any security or any other property to or from a General Partner or any General Partner Affiliate, or effect any transaction in which a General Partner is a joint or a joint or several participant;

  (c) the Partnership shall not make short sales of securities, purchase or sell commodities or commodity contracts, participate on a joint or a joint and several basis in any trading account in securities, or purchase any securities on margin, except such short-term credits as are necessary for clearance of transactions;

  (d) expenses of the Partnership shall not be billed except directly to the Partnership (but shall be paid pursuant to the terms of this Agreement), and no reimbursement shall be made therefor to the General Partners or any General Partner Affiliate except as permitted under Section 4.01;

  (e) the Partnership shall not enter into any transaction described in Section 57(a) or 57(d) of the 1940 Act in which any Person described in Section 57(b) or 57(e), respectively, of the 1940 Act shall act as a principal;

  (f) the General Partners shall not, acting as agent or broker, accept from any source any compensation, other than pursuant to Article 4, for the purchase or sale of any property to or for the Partnership, or for effecting any such transaction;

  (g) the Partnership shall not issue any of its securities for services or for property other than cash; the Partnership shall not sell any Units at a price below the current net asset value of such Unit;

  (h) except as provided in Section 7.06, the Partnership shall not purchase any securities issued by it;

  (i) no Managing General Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged in selling Units or give investment advice to any potential Limited Partner in connection with the offering and sale of Units, except payment to a registered broker-dealer or other properly licensed person of normal sales commissions for selling
Units; and

  (j) the Partnership shall not make mandatory assessments of additional amounts of capital from Limited Partners beyond their initial subscription commitment except as provided in Section 5.01 hereof.

3.14 Rebates, Kickbacks and Reciprocal Arrangements. No rebates or give-ups may be received by the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements that would circumvent the restrictions against dealing with General Partners or Affiliates set forth in this Agreement.

ARTICLE 4
COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES

4.01 Compensation. Over and above their distributive share of Partnership profits, losses, and distributions detailed in Articles 8 and 9, the Managing General Partners shall also receive the following amounts from the Partnership:

  (a) Reimbursement for Organizational and Offering
Expenses.  The Partnership shall reimburse the Managing
General Partners for Organizational and Offering Expenses incurred by the Managing General Partners and their Affiliates, up to a maximum of 5% of the total Limited
Partner Capital Contributions.  The Managing General
Partners shall pay or shall reimburse the Partnership for all Organizational and Offering Expenses in excess of 5% of the total Limited Partner Capital Contributions.

  (b) Management Fee. The Partnership shall pay the Managing General Partners a Management Fee for General Partner Overhead incurred in supervising the operation, management, and progress of all Portfolio Companies, administering the day-to-day affairs of the Partnership and evaluating, selecting and negotiating Portfolio Company financings equal to 2% of total Limited Partner Capital Contributions for each year of Partnership operations through the sixth year after the Closing Date and thereafter declining by 10% per year. A full 2% Management Fee shall be payable on the Commencement Date and as each additional Limited Partner is admitted. To the extent such payment is determined to be a payment in advance prohibited by regulation, the advance portion of the payment will be deferred as necessary to avoid such determination. The Management Fees for subsequent years shall be payable monthly in arrears, beginning with the month in which the first anniversary of the Commencement Date occurs. To the extent Partnership cash reserves are insufficient to pay the entire Management Fee when due, the unpaid fee shall be carried forward and paid when cash reserves are sufficient to allow the payment.

  (c) Reimbursement of Operational Costs. The Partnership shall reimburse the Managing General Partners or their Affiliates for Operational Costs incurred by the Managing
General Partners or their Affiliates in connection with the business of the Partnership, including without limitation expenses related to the selection of Portfolio Companies or to proposed investments, even if the proposed investments ultimately are not undertaken by the Partnership. The
Management Fee compensates the Managing General Partners solely for General Partner Overhead and is in addition to the reimbursement of actual Operational Costs.

The Managing General Partners will pay all General Partner Overhead and Organizational and Offering Expenses (exclusive of amounts due to the Dealer-Manager under Section 4.03 and subject to the Partnership's reimbursement of such expenses pursuant to 4.01(a) above).

4.02 Independent General Partners. As compensation for services rendered to the Partnership, the Partnership will pay each Independent General Partner:

  (a) the sum of $6,000 annually in quarterly installments beginning on the Commencement Date;

  (b) the sum of $1,000 for each meeting of the Individual
General Partners attended by such Independent General
Partner to an annual limit of $8,000;

  (c) if a committee is appointed by the Individual General
Partners, the sum of $1,000 for each such committee meeting attended; provided, however, that if such committee meeting is held on the same day as a meeting of the Individual
General Partners the sum paid for attendance at such committee meeting shall be $500 and provided further that the total amount paid in any one year for attendance at committee meetings does not exceed $5,000; and

  (d) all out-of-pocket expenses relating to attendance at the meetings, committee or otherwise, of the Individual
General Partners.

Neither the Managing General Partners nor any of their Affiliates shall receive any compensation from the Partnership under this Section 4.02. The amount of compensation payable to the Independent General Partners shall be reviewed annually by the Individual General Partners and, may be increased with the approval of a Majority in Interest of the Limited Partners, or decreased by the Individual General Partners to provide for such compensation as the Individual General Partners may deem reasonable under the circumstances. Payment of compensation to an Independent General Partner hereunder shall not be deemed a distribution for purposes of Article 9 nor shall such payment affect such Person's right to receive any distribution to which he or she may otherwise be entitled as a Limited Partner. Compensation paid to Independent General Partners for consulting services must be approved by the Individual General Partners, including a majority of the Independent General Partners.

4.03 Commissions. The Partnership shall pay the Dealer-Manager a sales commission of up to 9.0% of the aggregate purchase price of all Units sold, as compensation for its services as the Dealer-Manager. The Partnership shall also pay or reimburse the Dealer-Manager for any broker-dealer due diligence expenses that the Dealer-Manager pays to unaffiliated broker-dealers, provided, however, that the total amount of such reimbursements shall not exceed 0.5% of Limited Partner Capital Contributions.

ARTICLE 5
LIMITED PARTNERS

5.01 Limited Liability. The Limited Partners shall not be personally liable for any of the debts or losses of the Partnership beyond the amount of total Limited Partner
Capital Contributions to the Partnership and the share of assets and undistributed profits of the Partnership allocable to the Limited Partners, except as otherwise provided by applicable law and herein.

5.02 No Management Responsibility. No Limited Partner shall participate in the management or control of the business of or transact any business for the Partnership but may exercise the rights and powers of a Limited Partner under this Agreement. All management responsibility is vested in the General Partners. The Limited Partners hereby consent to the taking of any action by the Managing General Partners and the direction of the Managing General Partners by the Individual General Partners contemplated under Article 3.

5.03 No Authority to Act. No Limited Partner shall have the power to represent, act for, sign for, or to bind the Partnership. All authority to act on behalf of the Partnership is vested in the General Partners, subject to the supervision of and direction by the Individual General Partners. The Limited Partners consent to the exercise by the General Partners of the powers conferred on them by law and this Agreement.

5.04 Rights of Limited Partners. The Limited Partners shall have the following rights:

  (a) the right to approve and elect or disapprove and remove General Partners;

  (b) the right to approve or disapprove proposed changes in the nature of the Partnership's business so as to cause the Partnership to cease to be, or to withdraw its election as, a business development company under the 1940 Act;

  (c) the right to approve proposed changes in the Partnership's fundamental policies;

  (d) the right to approve or disapprove any proposed investment advisory contract or management agreement (or amendment thereto) or to disapprove and terminate any such existing contracts; provided, however, that such contracts are also approved by a majority of the Independent General
Partners;

  (e) the right to approve and ratify or disapprove and reject the appointment of the independent accountants of the Partnership; provided, however, that such appointment is approved by the Individual General Partners, including a majority of the Independent General Partners;

  (f) the right to approve or disapprove the appointment of successor Managing General Partners;

  (g) the right to vote on any other matters which would require their approval under the 1940 Act if they were shareholders of a business development company organized in corporate form;

  (h) the right to propose and approve an amendment to this Agreement; provided, however, that no such amendment shall conflict with the 1940 Act;

  (i) the right to approve any other material matters related to the business of the Partnership that the 1940 Act requires to be approved by the Limited Partners so long as the Partnership is a business development company subject to the provisions of the 1940 Act; provided, however, that, prior to the exercise of any such right of approval, the General Partners amend this Agreement to reflect such additional voting fight; and

  (j) the right to approve or disapprove the sale of all or substantially all of the assets of the Partnership, when such sale is made other than in the ordinary course of business.

Each of the foregoing matters shall be approved or disapproved, as the case may be, upon the vote or consent of a Majority in Interest of the Limited Partners, and any vote of the Limited Partners mandated by the 1940 Act shall not be limited by the requirement to obtain an opinion of counsel pursuant to Articles 6.01 or 14.02. In determining the presence or absence of a majority vote, any Units owned by the General Partners or their Affiliates shall not be included.

5.05 No Consent Required. Notwithstanding the foregoing, no vote, approval, or other consent shall be required of the Limited Partners to amend this Agreement in any of the following respects: (i) to admit an additional Limited Partner, a Substituted Limited Partner or a successor General Partner in accordance with the terms of this Agreement, (ii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Partners in this Agreement; provided that no such correction or change as described in this Section 5.05(ii) shall in any manner adversely affect the Partnership Interests of any Limited Partner or (iii) to reflect additional Limited Partner voting rights pursuant to Section 5.04(i) hereof.

ARTICLE 6
AMENDMENTS

6.01 Proposal of Amendments. Except as otherwise specified in this Agreement, any amendment to this Agreement may be proposed by the General Partners or by Limited Partners who, in aggregate, own not less than 10% of the Units owned by all Limited Partners. The Partners proposing such amendment shall submit to the Managing General Partners: (i) the text of such amendment; (ii) a statement of the purpose of such amendment; and (iii) an opinion of counsel reasonably satisfactory to the Partnership obtained by the Partners proposing such amendment to the effect that such amendment is permitted by DRULPA and the laws of any other jurisdiction where the Partnership is qualified to do business, will not impair the limited liability of the Limited Partners, and will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes. The Partnership will pay for any such opinion of counsel as long as the Partners seeking the opinion of counsel request and receive from the Partnership a statement that the counsel they have selected is satisfactory, which statement shall not be unreasonably withheld. The Managing General Partners shall, within 10 days after receipt of any proposal under this Section 6.01, give notification to all Partners of such proposed amendment, of such statement of purpose, and of such opinion of counsel, together, in the case of an amendment proposed by Limited Partners, with the views, if any, of the Individual General Partners and the Managing General Partners with respect to such proposed amendment. All proposed amendments shall be submitted to the Limited Partners for a vote no less than 15 days nor more than 60 days after the date of mailing of such notice and will be adopted if approved by a Majority in Interest of the Limited Partners. For purposes of obtaining a written vote, the Managing General Partners may require receipt of written responses within a specified time.

6.02 Amendments to be Adopted Solely by the Managing General Partners. The Managing General Partners may, without the consent of any Limited Partner, amend any provision of this Agreement, and execute whatever documents may be required in connection therewith, to reflect:

  (a) subject to authorization by the Individual General
Partners, a change in the name or the location of the principal place of business of the Partnership;

  (b) the admission of Substituted Limited Partners, additional Limited Partners, or successor General Partners in accordance with this Agreement;

  (c) any change(s) necessary to qualify the Partnership as a limited partnership under the laws of any state or necessary and advisable in the opinion of the Managing General Partners to assure that the Partnership will not be treated as an association taxable as a corporation or as a publicly traded partnership for federal income tax purposes;

  (d) any change(s) necessary and advisable in the opinion of the Managing General Partners to prevent the assets of the Partnership from being classified as plan assets under the Employee Retirement Income Security Act of 1974, as amended;

  (e) any change(s) required to comply with the Investment
Company Act;

  (f) any change(s) to replace one or both Managing General
Partners with an entity or entities affiliated with, allocated to or that succeed in interest to one or both
Managing General Partners; and

  (g) any other amendments similar to the foregoing.

6.03 Amendments Not Allowable. Unless approved by a majority of the Partnership Interests affected thereby, no amendment to this Agreement shall be permitted if, in the opinion of counsel to the Partnership (unless such counsel is disapproved by such majority), the effect of such amendment would be to:

  (a) increase the duties or liabilities of any Partner;

  (b) change the interest of any Partner hereto in the assets, profits, or losses of the Partnership, except as otherwise provided herein;

  (c) in any way adversely affect the federal income tax status of the Partnership or any rights of Limited Partners;
or

  (d) cause the Partnership not to comply with the 1940 Act.

ARTICLE 7
CAPITAL CONTRIBUTIONS OF PARTNERS

7.01 Capital Contributions of Partners. The Partners shall make the following contributions to the capital of the
Partnership:

  (a) Managing General Partners. The Managing General Partners shall contribute an aggregate amount equal to .1% of the total Capital Contributions made by all Limited Partners, payable on the Commencement Date and as subsequent Capital Contributions are made by the Limited Partners.

  (b) Individual General Partners. Each Individual General Partner made a Capital Contribution of $2,000 in cash at the time of such Individual General Partner' s admission to the Partnership, for which that Individual General Partner shall receive an interest in the Partnership equivalent to twenty Units, which shall be treated for all allocation purposes under Article 8 and distribution purposes under Article 9 as Units held by a Limited Partner.

  (c) Limited Partners.  The Limited Partners shall make
Capital Contributions, payable upon subscription, in the amounts set forth opposite their respective names in the books and records of the Partnership, as amended from time to time.

No Partner, General or Limited, shall be required to lend any funds to the Partnership or to make any Capital
Contribution to the Partnership except as set forth in this
Section 7.01.

7.02 Admission of Additional Limited Partners and Withdrawal of Initial Limited Partner. The Managing General Partners are authorized to admit to the Partnership, as additional Limited Partners, such Persons as they deem advisable; provided that no additional Limited Partners may be admitted until subscriptions for at least 12,000 Units have been received and accepted by the Partnership. The manner of the offering of Units, the terms and conditions under which subscriptions for such Units will be accepted, and the manner of and conditions to the sale of Units to subscribers therefor and the admission of such subscribers as additional Limited Partners will be as provided in the Prospectus in all material respects and subject to any provisions hereof. Before any Person is admitted to the Partnership as a Limited Partner, such Person or such Person's attorney-in-fact shall execute a counterpart of this Agreement and thereby agree in writing to be bound by all of the provisions hereof as a Limited Partner. Upon the admission of additional Limited Partners pursuant to this Section 7.02, the Initial Limited Partner shall withdraw from the Partnership and shall be entitled to receive forthwith the return of such Limited Partner's Capital Contribution, without interest or reduction.

7.03 Interest on Capital Contributions. No Partner shall have the right to be paid interest on any Capital
Contribution or on such Partner's Capital Account, except as specifically provided in this Agreement.

7.04 Withdrawal and Return of Capital. No Partner shall have the right to withdraw or to demand the return of any or all of that Partner's Capital Contribution, except as specifically provided in this Agreement.

7.05 Excess Capital Contributions. To the extent the Individual General Partners determine, in their sole discretion, that the Partnership has received Capital Contributions in excess of the Partnership's needs, the Individual General Partners may cause the Partnership to return said excess Capital Contributions to the Partners, provided that at the time of such partial returns (i) all liabilities of the Partnership to Persons other than Partners have been paid or, in the good faith determination of the Individual General Partners, there remains property of the Partnership sufficient to pay them and (ii) the Individual General Partners cause this Agreement to be amended, if necessary, to reflect a reduction in Capital Contributions. In the event that the Individual General Partners elect to cause the Partnership to make a partial return of Capital Contributions to Limited Partners, such distribution shall be made pro rata to all of the Limited Partners based upon the number of Units held by each Limited Partner. Each Partner, by becoming such, consents to such pro rata distribution theretofore or thereafter duly authorized and made in accordance with this Section 7.05. Without the consent of all Partners, no Partner shall have the right to receive property other than cash in return for such Partner's Capital Contribution. Such distribution shall also include each Limited Partners' pro rata portion of sales commissions and Organizational and Offering Expenses attributable to such returned funds (other than the portion of sales commissions that has been paid or remains owing to broker-dealers other than the Dealer-Manager).

7.06 Redemption of Units. The Partnership may redeem or repurchase Units to the extent permitted by the 1940 Act and DRULPA so long as such redemption does not impair the capital or operations of the Partnership.

ARTICLE 8
PROFIT AND LOSS

8.01 Profits.  Except as provided in Sections 8.03, 8.07,
8.08 and 8.09, Net Profit of the Partnership shall be allocated, for Partnership tax and accounting purposes, in the following order and priority:

  (a) first, to those Partners with deficit Capital Account balances in proportion to such deficits until such deficits have been eliminated;

  (b) second, to the Partners as necessary to offset Net Loss previously allocated to such Partners pursuant to
Section 8.02(b) and sales commissions charged to their Capital Accounts until each Partner has been allocated cumulative Net Profit pursuant to this Section 8.01(b) equal to the cumulative Net Loss previously allocated to such Partner pursuant to Section 8.02(b) and its share of sales commissions not already offset pursuant to this Section 8.01(b) or Section 8.01(a); and

  (c) third,
          (i) 75% to the Limited Partners to be allocated pursuant to Section 8.05(a);
          (ii) 5% to the Limited Partners to be allocated pursuant to Section 8.05(b); and
          (iii) 20% to the Managing General Partners.

Anything in this agreement to the contrary notwithstanding, no allocation of Net Profit shall exceed the maximum amount permitted under the Investment Advisers Act of 1940.

8.02 Losses.  Except as provided in Section 8.03 and 8.09,
Net Loss of the Partnership shall be allocated, for Partnership tax and accounting purposes, in the following order and priority:

  (a) first, to the Partners as necessary to offset Net
Profit previously allocated to such Partners pursuant to
Section 8.01 (c) until each Partner has been allocated cumulative Net Loss pursuant to this Section 8.02(a) plus loss from unaffiliated venture capital funds pursuant to
Section 8.07, equal to the cumulative Net Profit previously allocated to such Partner pursuant to Section 8.01(c) and not already offset by this Section 8.02(a);

  (b) second, 99% to the Limited Partners and 1% to the Managing General Partners.

8.03 Allocation of Losses in Excess of Capital Account. The amount of any Net Loss in excess of any then positive balance in the Capital Account of a Limited Partner, which would be allocable to a Limited Partner but for this Section 8.03, shall be allocated to the Managing General Partners. Thereafter, Net Profit otherwise allocable to that Limited Partner pursuant to Section 8.01 first shall be allocated to the Managing General Partners until an amount of Net Profit equal to such amount of Net Loss previously allocated pursuant to this Section 8.03 has been allocated to the Managing General Partners.

8.04 Allocations of Offering Period Income. Income earned during the Offering Period on Short-Term Investments shall be allocated monthly 99% to the Limited Partners and 1% to the Managing General Partners.

8.05 Allocations among Limited Partners. Any allocations to the Limited Partners pursuant to Article 8 shall be made among the Limited Partners as follows:

  (a) with respect to any Net Profit or Net Loss allocated to the Limited Partners as a group other than under Section 8.01(c)(ii), such allocation shall be made to the extent possible under the IRC, first to equalize the capital account balance per Unit of each Limited Partner (except to the extent any such disparity is attributable to amounts allocated under Section 8.05(b)), and then in the proportion that the number of Units held by each Limited Partner bears to the total number of Units held by all the Limited Partners;

  (b) with respect to any Net Profit allocated to the Limited Partners pursuant to Section 8.01(c)(ii) or income on Short-Term Investments earned during the Offering Period allocated to the Limited Partners pursuant to Section 8.04, such allocation shall be made in the proportion that the number of Units held by each Limited Partner multiplied by the number of Unit Months for those Units represents of the sum of the amounts resulting from each of those multiplications; and

  (c) selling commissions shall be allocated to the Limited
Partner on whose Units such commissions were incurred.

8.06 Allocations among Managing General Partners. All allocations to the Managing General Partners pursuant to this Article 8, as well as allocations of compensation, fees, or reimbursements paid to the Managing General
Partners, shall be determined by the Managing General
Partners, in their discretion.

8.07 Unaffiliated Venture Fund Investments. Notwithstanding any other provision to the contrary, if the Partnership invests in an unaffiliated venture capital fund whose general partners benefit from a special allocation of gain from such fund, every item of deduction or loss attributable to investments of the Partnership in that unaffiliated venture capital fund shall be allocated in accordance with Sections 8.02 and 8.05. Items of income or gain attributable to investments in unaffiliated venture capital funds generally shall be allocated 99% to the Limited Partners (and among them in accordance with the principles of Section 8.05 so that 5% of such items of income or gain are allocated in accordance with Section 8.05(b)) and 1% to the Managing General Partners; provided, however, that if any item of loss or deduction attributable to investments in unaffiliated venture capital funds has been allocated in accordance with Section 8.02(a), items of income or gain from such investments first shall be allocated as necessary to offset such previously allocated items of loss or deduction.

8.08 Qualified Income Offset. In the event any Partner other than the Managing General Partners unexpectedly receives an adjustment, allocation, or distribution that results in a deficit balance in such Partner's Capital
Account, there shall be allocated to such Partner items of Partnership income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

8.09 General Partners' One Percent Interest. In no event shall the interests (including Limited Partner interests) of all the General Partners, taken together, in each material item of Partnership income, gain, loss, deduction or credit be less than 1% of each such item.

ARTICLE 9
DISTRIBUTIONS

9.01 Distributions Generally. Except as provided in Section 9.02, Cash and Securities Available for Distribution shall be distributed 99% to the Limited Partners and 1% to the General Partners until Conversion. After Conversion, Cash and Securities Available for Distribution shall be distributed in proportion to the Partners' Capital Account balances. Securities distributed in kind to Partners shall be treated as if sold at the value determined under Section 9.04, and the gain or loss shall be allocated in accordance with Article 8. Distributions to the Partners shall be made only to the extent they are not prohibited by any applicable restrictions set forth in DRULPA or in the 1940 Act. On liquidation, distributions shall be made in accordance with the provisions of Article 15.

9.02 Tax Distribution. Notwithstanding Section 9.01 and to the extent there are funds available, if Net Profit is allocated to the Partners under Article 8 for any Taxable Period, the Individual General Partners shall endeavor, within ninety (90) days following the close of the Taxable Period for which the Net Profit is so allocated, to cause the Partnership to make a distribution out of Cash and Securities Available for Distribution to all Partners (including the General Partners) that, when added to all other distributions made to such Partners during such Taxable Period (exclusive of distributions under this Section 9.02 for previous Taxable Periods), will be in an amount sufficient to meet the federal and state tax liability of each Partner, calculated for purposes of this
Section 9.02 as if it were equal to the Net Profit allocated for the Taxable Period times the sum of the maximum federal tax rate for individuals plus the maximum California tax rate for individuals.

9.03 Distributions among Partners. Except for distributions attributable to income on Short-Term Investments earned during the Offering Period, which shall be made not less than quarterly in the amount and order that such income was allocated pursuant to Sections 8.04 and 8.05(b), distributions made to the Partners as a group pursuant to
Section 9.01 shall be made among such Partners in the proportion their respective Capital Accounts represent of the total of all Capital Accounts of the group.

9.04 Valuation. The value of securities distributed in kind to the Partners that cannot be valued on the basis of either
(i) available market quotations or (ii) third party transactions involving actual transactions or actual firm offers by investors who are not Affiliates of the Partnership shall be valued by an appraisal made in accordance with the appraisal procedure described in Section 12.03(b); provided, however, that such appraisal need be made in connection with securities distributed in kind to the Partners upon the dissolution of the Partnership only if the Managing General Partners conclude that the value of the securities distributed in kind to the Partners upon such dissolution exceeds 10% of the Capital Contributions of all Partners.

9.05 Security Interest and Right of Set-Off. Each Limited Partner agrees to indemnify and hold harmless the Partnership for any withholding tax or other liability or obligation to which the Partnership is subject as a result of any act or status of the Limited Partner, or to which the Partnership becomes subject with respect to the Partnership Interest of the Limited Partner. As security for its obligations under this Section 9.05, each Limited Partner hereby grants to the Partnership, to the fullest extent permitted by applicable law, a security interest in all Cash and Securities Available for Distribution distributable to the Limited Partner to the extent of the amount of the withholding tax or other liability or obligation.

ARTICLE 10
PARTNERS' RESPONSIBILITIES AMONG THEMSELVES

10.01 Indemnification of the General Partners by the Partnership. Neither the General Partners nor any of their Affiliates shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any loss or damage incurred by reason of any act performed by or omission of the General Partners or such Affiliates in good faith in the furtherance of the interests of the Partnership and within the scope of the authority granted to the General Partners by this Agreement or by the Limited Partners, provided that such acts of the General Partners or such Affiliates did not constitute negligence, misconduct, or any other breach of fiduciary duty (as modified herein) with respect to such acts or omissions. The Partnership, out of its assets and, subject to Section 10.02, not out of the assets of the Partners, shall indemnify and hold harmless any General Partner and any General Partner Affiliate who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, administrative, or investigative (including any action by or in the right of the Partnership), by reason of any acts, or omissions or alleged acts or omissions arising out of such Person's activities (as a General Partner or as an Affiliate of a General Partner) on behalf of the Partnership or services to the Partnership on behalf of the Partnership, if the General Partners have determined, in good faith, that such activities were performed in the best interests of the Partnership and were within the scope of the authority conferred to the General Partners by this Agreement or by the Limited Partners against losses, damages, or expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit, or proceeding, so long as such acts of such Person did not constitute negligence, misconduct, or any other breach of fiduciary duty (as modified herein) with respect to such acts or omissions and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership assets and no Limited Partner shall have any personal liability on account thereof.

Notwithstanding the above, the General Partners and their Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations before seeking court approval for indemnification.

Advances from Partnership funds to a General Partner or a General Partner Affiliate for legal expenses and other costs incurred as a result of legal action initiated against the General Partner or a General Partner Affiliate is permissible if and only if the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services by the General Partner or a General Partner Affiliate on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a holder of a Partnership Interest or the legal action is initiated by one or more Limited Partners and a court of competent jurisdiction approves such advancement; (3) any advances are accompanied by a written undertaking by, or on behalf of, the recipient to repay that amount of the advances, together with the applicable legal rate of interest thereon, which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Partnership by reason of indemnification; and (4) the indemnitee provides a surety bond or other security for its undertaking.

The Partnership may purchase liability insurance that insures the indemnified parties against any liabilities as to which such parties are permitted to be indemnified pursuant to the provisions of this Section 10.01. However, the Partnership may not incur the cost of that portion of liability insurance which insures the indemnified parties for any liability as to which the indemnified parties are prohibited from being indemnified under this Section 10.01.

10.02 Indemnification of the Individual General Partners by the Managing General Partners. To the extent that an Individual General Partner has a valid claim for indemnification from the Partnership pursuant to Section
10.01 and has pursued such claim against the Partnership, but such claim has not been satisfied, the Managing General
Partners, in their separate capacities, jointly and severally, shall satisfy such claim.

10.03 Partnership Loans. The General Partners or any Affiliate of any General Partner may lend funds to the Partnership for such period of time as the Individual General Partners may determine, and with interest payable quarterly in an amount equal to the lesser of (i) the interest rate at which the General Partners or such General Partner Affiliate could then borrow such amount or (ii) the maximum amount of interest then permitted under any applicable usury laws; provided, however, that if the Partnership is able to obtain comparable financing from an unrelated lending institution, the amount of interest and similar charges or fees paid to the General Partners or such Affiliate would not exceed those charged by such unrelated lending institution on comparable loans for the same purpose. The General Partner or Affiliate lender shall not impose a prepayment charge or penalty in connection with such financing, and the General Partner or Affiliate lender shall not receive points or other financing charges. The General Partner or Affiliate lender shall not provide financing for the Partnership with a term in excess of 12 months. Any such amounts shall be repaid to the General Partners or any General Partner Affiliate before any distributions may be made pursuant to Article 9. In no event shall a loan made to the Partnership by any Person be deemed to be a part of any Partnership Interest that that Person may hold, nor shall the General Partners or their Affiliates provide the Partnership with permanent financing.

10.04 Partners Look Solely to Partnership Assets. Neither the General Partners nor any of their Affiliates shall have any personal liability to any Limited Partner for the repayment of any amounts outstanding in the Capital Account of a Limited Partner including, but not limited to, Capital Contributions. Any such payment shall be solely from the assets of the Partnership. The General Partners shall not be liable to any Limited Partner by reason of any change in the federal income tax laws as they apply to the Partnership and the Limited Partners, whether such change occurs through legislative, judicial, or administrative action, so long as the General Partners have acted in good faith and in a manner reasonably believed to be in the best interests of the Limited Partners. Neither the General Partners nor any of their Affiliates shall have any personal liability to repay to the Partnership any portion or all of any negative amount of the General Partner' s Capital Account except as otherwise provided in Section 15.03.

ARTICLE 11
ACCOUNTING, RECORDS, AND REPORTS

11.01 Method of Accounting. The Partnership's books and records shall be kept on an accrual basis in accordance with generally accepted accounting principles; however, for purposes of tax reporting, the Individual General Partners may choose either the cash or accrual method with the filing of the Partnership's first tax return.

11.02 Fiscal Year. The fiscal year of the Partnership shall be the calendar year. The admission of an additional Limited Partner shall be deemed to have been on the first day of the month if the Limited Partner was listed on the books and records of the Partnership as a Limited Partner during the first 15 days of a month and the 16th day of the month if the Limited Partner was listed on the books and records of the Partnership as a Limited Partner after the 15th day of a month.

11.03 Capital Accounts. An individual Capital Account shall be maintained for each Partner. The initial balance of each such Capital Account shall be zero and shall be increased by: (i) the amount of any cash and the fair market value of any property (net of liabilities) contributed to the Partnership by such Partner (valued as of the time of such contribution) and (ii) any Net Profit of the Partnership for a Taxable Period (or specially allocated items of income or gain) allocated to the Partner pursuant to Article 8 (as of the end of such Taxable Period) including gains deemed realized upon the distribution of securities under Section
9.01. A Partner's Capital Account shall be decreased by: (i) the amount of any cash distributed to such Partner; (ii) the fair market value of any securities or other property (net of liabilities) distributed to such Partner (valued as of the time of distribution); (iii) the Net Loss of the Partnership for a Taxable Period (or specially allocated items of deduction or loss) allocated to the Partner pursuant to Article 8 (as of the end of such Taxable Period) including losses deemed realized upon the distribution of securities under Section 9.01, such decrease occurring as of the time of the distribution; and (iv) the Partner's distributive share of Partnership expenditures described in IRC Section 705(a)(2)(B) that are not included in the definition of Net Loss. For purposes of allocating Net Profit under Section 8.01(a), Capital Accounts shall not be reduced by distributions under Section 9.02.

11.04 Maintenance of Information. The Partnership will maintain, or cause to be maintained, such books and records as are required under Section 31 of the 1940 Act and as shall enable it to be reasonably responsive to requests for information pursuant to Section 11.05.

11.05 Access to Information. Each Limited Partner or his or her designated agent, upon reasonable demand and subject to such reasonable standards as are established by the Managing General Partners, shall have access to the records of the Partnership and may inspect and copy them for any purpose reasonably related to the Limited Partner's interest as a Limited Partner including, without limitation, matters related to Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' rights under the federal proxy rules. Each Limited Partner may obtain from the Partnership upon reasonable written demand to the Managing General Partners, the following: (i) true and full information regarding the status of the business and financial condition of the Partnership, which shall be deemed satisfied if the Managing General Partners provide a copy of the financial statements of the Partnership for the last five fiscal years, to the extent available; (ii) promptly after becoming available, a copy of the Partnership's federal, state, and local income tax returns for each of the last five fiscal years; (iii) an alphabetical current list (printed on white paper in readily readable type size (at least 10 point type) of the name; last known business, residence, or mailing address; and business telephone number (if known) of each Partner along with the number of Units held by him or her, which list shall be updated at least quarterly to reflect changes in the information contained therein; (iv) a copy of this Agreement and the certificate of limited partnership, and all amendments to and restatements of either, together with executed copies of any power of attorney pursuant to which this Agreement and the certificate of limited partnership, and all amendments to and restatements of either, have been executed; (v) true and full information regarding the amount of cash and a description and statement of the value of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and (vi) such other information as is just and reasonable in the reasonable discretion of the Managing General Partners. A copy of the list identified in (iii) above shall be mailed to the Limited Partner requesting it within 10 days of the request. All such information may be obtained by the Limited Partner's compliance with such procedures as the Managing General Partners, from time to time, shall reasonably establish, including without limitation with respect to payment of copying, mailing and other administrative costs occasioned hereby. If the Managing General Partners neglect or refuse to exhibit, produce, or mail a copy of the Limited Partner list as requested, the Managing General Partners shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner list, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner list is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The Managing General Partners may require the Limited Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Limited Partner list are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state. The Limited Partners shall not be given access to information provided to the Partnership on a confidential basis by any Portfolio Company.

11.06 Banking. The Managing General Partners shall open and thereafter maintain separate accounts in the name of the Partnership in which there shall be deposited all of the funds of the Partnership. No other funds shall be deposited in the accounts. The funds in said accounts shall be used solely for the business of the Partnership, including, without limitation, such investments and loans as are authorized in Sections 3.04(i) and 3.05.

11.07 Audit. At the expense of the Partnership, an annual audit of the Partnership' s books of account shall be made by a firm of independent certified public accountants selected by the Individual General Partners (including a majority of the Independent General Partners) or approved by a Majority in Interest of the Limited Partners. In the determination of the profits or losses of the Partnership to be reflected by its books and records, such certified public accountants shall be governed by the provisions of this Agreement and the 1940 Act. In any circumstances where no provision under the IRC and regulations thereunder may be applicable to the determination of any item, the accountants shall act in their discretion in such manner as may, most consistently with prior practices, properly reflect that item. If required by any governmental agency or by principles of accounting, the accountants may cause adjustments to be made to the statements of the Partnership for reporting purposes. The annual certified financial report of the Partnership shall include a balance sheet, statement of operations, a statement of partners' equity, and a statement of cash flows. The report also shall contain a breakdown of the amount of any reimbursement made by the Partnership to the General Partners or their Affiliates.

Copies of the annual financial statements together with the accountants' report for each year shall be transmitted to all Partners within 120 days after the end of that year. Such copies shall be accompanied by a statement of the risks involved in investments in the Partnership to the extent required under Section 64(b)(1) of the 1940 Act.

11.08 Status Reports. Within 75 days after the end of each of the first three quarters of the Partnership's fiscal year, the Managing General Partners shall have prepared and distributed to the Partners, at the expense of the Partnership, a quarterly report containing the same financial information contained in the Partnership's Quarterly Report on Form 10-Q filed by the Partnership with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Within 120 days after the end of each fiscal year, the General Partners shall have prepared and distributed to the Partners, at the expense of the Partnership, an annual report containing a summary of the year's activity and the financial information set forth in
Section 11.07. The annual Partnership report must contain a breakdown of the costs reimbursed to the General Partners. Within the scope of the annual audit of TFI' s and TFL's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Agreement. The special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a partnership by partnership basis and may be reimbursed to the General Partners by the Partnership in accordance with this paragraph only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above. The special report shall at a minimum provide:

  (a) a review of the time records of individual employees, the costs of whose services were reimbursed; and

  (b) a review of the specific nature of the work performed by each such employee.

11.09 Tax Returns. The Managing General Partners shall use their best efforts to cause the Partnership to file all tax and information returns required of the Partnership in a timely manner. The Managing General Partners will cause to be delivered within 75 days after the end of each year to each Person who was a Partner at any time during such year a statement setting forth all information relating to the Partnership's operations for such fiscal year as is reasonably required to complete federal and state income tax or information returns.

ARTICLE 12
TRANSFERABILITY OF A GENERAL PARTNER'S PARTNERSHIP INTEREST

12.01 Withdrawal or Retirement by an Individual General
Partner.  Subject to Section 12.05, an Individual General
Partner may voluntarily resign or withdraw from the Partnership, but only upon compliance with all of the following procedures:

  (a) the Individual General Partner shall give notification to the Managing General Partners that he or she proposes to withdraw;

  (b) subject to Section 3.02, the remaining Individual
General Partners shall designate and admit a successor
Individual General Partner who shall hold such office until such Partner's successor has been approved and elected; and

  (c) the withdrawing Individual General Partner shall cooperate fully with the successor Individual General
Partner so that the responsibilities of the withdrawing
Individual General Partner may be transferred to the successor Individual General Partner with as little disruption of the Partnership' s business and affairs as practicable.

12.02 Withdrawal or Retirement by the Managing General
Partners.  Subject to Section 12.05, the Managing General
Partners may voluntarily resign or withdraw from the Partnership, but only upon compliance with all of the following procedures:

  (a) the Managing General Partners shall, at least 120 days prior to such withdrawal, give notification to all Partners that they propose to withdraw and that there be substituted in their place a Person or Persons designated and described in such notification.

  (b) enclosed with the notification shall be a certificate, duly executed by or on behalf of each such proposed successor Managing General Partner, to the effect that: (i) it is experienced in performing (or employs sufficient personnel who are experienced in performing) functions that a Managing General Partner is required to perform under this Agreement; (ii) it has a net worth of at least 10% of the Capital Contributions of the Partners and will also meet the net worth requirements of any statute, Treasury Regulations, the Internal Revenue Service, or the courts applicable to a general partner of a limited partnership in order to ensure that the Partnership will not fail to be classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation; and (iii) it is willing to become a Managing General Partner under this Agreement and will assume all duties and responsibilities thereunder, without receiving any compensation for services from the Partnership in excess of that payable under this Agreement to the withdrawing Managing General Partners and without receiving any participation in the withdrawing Managing General Partners' Partnership Interest other than that agreed upon by the withdrawing Managing General Partners and the successor Managing General Partner.

  (c) if the Managing General Partners resign or withdraw, there shall be on file at the principal office of the Partnership, prior to such withdrawal, audited financial statements of each proposed successor Managing General Partner, as of a date not earlier than twelve months prior to the date of the notification required by this Section 12.02, certified by a nationally or regionally recognized firm of independent certified public accountants, together with a certificate, duly executed on behalf of each proposed successor Managing General Partner by its principal financial officer, to the effect that no material adverse change in its financial condition has occurred since the date of such audited financial statements that has caused its net worth, excluding the purchase price of its Partnership Interest, to be reduced to less than the amount under Section 12.02(b). Such audited financial statements and certificates shall be available for examination by any Limited Partner during normal business hours for a purpose reasonably related to such Limited Partner's interest as a limited partner;

  (d) subject to Section 14.02, a Majority in Interest of the Limited Partners has consented to the appointment of any successor Managing General Partner; and

  (e) the withdrawing Managing General Partners shall cooperate fully with each successor Managing General Partner so that the responsibilities of the withdrawing Managing General Partners may be transferred to each successor Managing General Partner with as little disruption of the Partnership's business and affairs as practicable and the withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal.

12.03 Removal of a General Partner; Designation of a
Successor General Partner.

  (a) Any of the Individual General Partners may be removed either: (i) for cause by the action of at least two-thirds of the remaining Individual General Partners, including a majority of the remaining Independent General Partners or
(ii) subject to Section 14.02, with the consent of a Majority in Interest of the Limited Partners. The Managing General Partners may be removed either: (i) by a majority of the Independent General Partners with or without cause or
(ii) subject to Section 14.02, with the consent of a Majority in Interest of the Limited Partners. The removal of a General Partner shall in no way derogate from any rights or powers of such General Partner, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

  (b) In the event of the removal of the Managing General Partners and the continuation of the Partnership in accordance with this Agreement, the Partnership shall pay to the Managing General Partners all amounts accrued and owing to them. Subject to the receipt of an exemptive order issued by the Securities and Exchange Commission under the 1940 Act, in the event of the removal of the Managing General Partners and continuation of the Partnership in accordance with this Agreement, the venture capital investments held by the Partnership in accordance with this Agreement, at the time of removal shall be appraised by two independent appraisers, one jointly selected by the Managing General Partners and one by the Independent General Partners. In the event that such two appraisers are unable to agree on the value of the Partnership's venture capital investment portfolio, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The cost of the appraisal conducted by the appraiser selected by the Managing General Partners shall be borne jointly and severally by the Managing General Partners, and the cost of the appraisal conducted by the appraiser selected by the Independent General Partners shall be borne by the Partnership. The cost of the appraisal conducted by a third appraiser shall be borne equally by the Partnership and, jointly and severally, by the Managing General Partners. All unrealized capital gains and losses of the Partnership shall be deemed realized at that time solely for purposes of making a final allocation to the Managing General Partners. With respect to their Partnership Interests pursuant to Article 8, the Managing General Partners shall receive a final allocation of Net Profit or Net Loss equal to the Net Profit or Net Loss that they would have been allocated pursuant to Sections 8.01 and 8.02, respectively, if all unrealized capital gains and losses of the Partnership were deemed realized, an allocation of Net Profit or Net Loss was made at such time, and such time were deemed to be the end of a Taxable Period. If the Capital Accounts of the Managing General Partners have a positive balance after such allocation, the Partnership shall deliver a promissory note of the Partnership (which note shall mature in not less than five years with equal installments each year) to the Managing General Partners, the principal amount of which shall be equal to the amount, if any, by which the positive amount of the Managing General Partners' Capital Accounts exceeds the amount of their Capital Contributions and which bears interest at a rate per annum equal to the lesser of the maximum amount permitted by Delaware law or 100% of the prime rate in effect at Bank of America N.T. & S.A. at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Partners pursuant to Article 9. If the Capital Accounts of the Managing General Partners have a negative balance after such allocation, the Managing General Partners shall contribute cash to the capital of the Partnership in an amount equal to the negative balance in their Capital Accounts. The Partnership Interests of the removed Managing General Partners shall convert to those of Limited Partners, and the removed Managing General Partners shall continue to receive, as Limited Partners, only those allocations of the Net Profits and Net Losses pursuant to Sections 8.01 and
8.02 and related distributions. In the event that such exemptive order is not granted in the form applied for by the Partnership, the removed Managing General Partners shall not receive a final allocation of Net Profits and Net Losses and their interest shall convert to that of Limited Partners, and the removed Managing General Partners shall continue to receive, as Limited Partners, only those allocations of Net Profits and Net Losses pursuant to Sections 8.01(c)(i) and (ii) and 8.02(a) and (b).

  (c) Subject to Section 3.02, the remaining Individual General Partners may designate one or more Persons to fill any vacancy existing in the number of Individual General Partners fixed pursuant to Section 3.02 resulting from removal of an Individual General Partner by the Individual General Partners pursuant to Section 12.03(a). The remaining Individual General Partners may designate one or more Persons to be successors to the Managing General Partners removed by the Independent General Partners pursuant to Section 12.03(a), and each Limited Partner hereby consents to the admission of such successor or successors, no further consent being required. Any such successor General Partner shall hold office until his or her successor has been approved and elected. With the consent of a Majority in Interest of the Limited Partners or such greater number of Limited Partners as is then required under DRULPA and under the laws of the other jurisdictions in which the Partnership is then formed or qualified to consent to the admission of a general partner, the Limited Partners may, subject to the provisions of Sections 3.02, 12.05, 13.01, and 14.02, at any time admit a Person to be successor to a General Partner concurrently therewith being removed by the Limited Partners pursuant to Section 12.03(a).

  (d) Any removal of a General Partner shall not affect any rights or liabilities of the removed General Partner that matured prior to such removal.

12.04 Incapacity of a General Partner.

  (a) In the event of the Incapacity of a General Partner, the business of the Partnership shall be continued with the Partnership property by the remaining General Partners without dissolution. Subject to Section 3.03, the remaining General Partners shall give notification to the Limited Partners of such event and shall, within 90 days, call a meeting of Partners for the purpose of designating a successor General Partner. Any such successor General Partner shall hold such office until his or her successor has been approved and elected. The General Partners shall make such amendments to the certificate of limited partnership and to this Agreement and execute and file for recordation such amendments or other documents or instruments as are necessary to reflect the termination of the Partnership Interest of the Incapacitated General Partner, the fact that such Incapacitated General Partner has ceased to be a General Partner, and the appointment of such successor General Partner.

  (b) In the event of the Incapacity of all General Partners, the Partnership shall be dissolved. Upon the Incapacity of all General Partners, each General Partner shall immediately cease to be a General Partner and its Partnership Interest, as such, shall continue only for the purpose of determining the amount, if any, that it is entitled to receive upon any dissolution pursuant to Section 15.01.

  (c) Any such termination of a General Partner shall not affect any rights or liabilities of the Incapacitated
General Partner that matured prior to such Incapacity.

12.05 Admission of a Successor General Partner.

  (a) The admission of any successor General Partner pursuant to Sections 12.01, 12.02, or 12.03, as the case may be, shall be effective only if and after the following conditions are satisfied: (i) the designation of such Person as successor General Partner shall occur, and for all purposes shall be deemed to have occurred, prior to the withdrawal or removal of the withdrawing or removed General Partner, or transfer of the withdrawing or removed General Partner's Partnership Interest, pursuant to Sections 12.01, 12.02, or 12.03, as the case may be; (ii) the Partnership Interests of the Limited Partners shall not be affected by the admission of such successor General Partner or the transfer of the General Partner's Partnership Interest; and
(iii) the certificate of limited partnership and this Agreement shall be amended to reflect the admission of a successor General Partner.

  (b) A General Partner shall not have the right to transfer or assign its Partnership Interest, except that a General Partner may: (i) transfer its Partnership Interest to a successor General Partner pursuant to Section 12.01 or 12.02; (ii) substitute instead as a successor General Partner any Person that has, by merger, consolidation, or otherwise, acquired substantially all of its assets and continued its business and such Person shall be substituted prior to the occurrence of such event, as a successor General Partner; and (iii) pledge or grant an interest in its right to receive payments and distributions under this Agreement (in such event the General Partner shall continue to be the general partner of the Partnership). Each Limited Partner hereby consents to the admission of any additional or successor General Partner pursuant to this Section 12.05(b), and no further consent or approval shall be required.

  (c) Notwithstanding anything to the contrary in this
Article 12, a General Partner's Partnership Interest shall at all times be subject to the restrictions on transfer set forth in Section 13.01.

12.06 Liability of a Withdrawn or Removed General Partner. Any General Partner who shall withdraw or be removed from the Partnership, or who shall sell, transfer, or assign its Partnership Interest, shall remain liable for obligations and liabilities incurred by it as General Partner prior to the time such withdrawal, removal, sale, transfer, or assignment shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, removal, sale, transfer, or assignment shall have become effective.

12.07 Consent of Limited Partners to Admission of Successor General Partners. Subject to Section 14.02, each Limited Partner hereby consents pursuant to Section 12.02 to the admission of any Person as a successor General Partner meeting the requirements of Section 12.02 to whose admission as such a Majority in Interest of the Limited Partners have expressly consented, and no further express consent or approval shall be required.

12.08 Continuation. In the event of the withdrawal, removal, or retirement of a General Partner, or the transfer or assignment by a General Partner of its Partnership
Interest, the Partnership shall not be dissolved and the business of the Partnership shall be continued by the remaining General Partners.

ARTICLE 13
TRANSFERABILITY OF A LIMITED PARTNER'S PARTNERSHIP INTEREST

13.01 Restrictions on Transfer.

  (a) Opinion of Counsel. Notwithstanding any other provisions of this Section 13.01, no sale, exchange, transfer, or assignment of a Unit may be made unless in the opinion of responsible counsel (who may be counsel for the Partnership), satisfactory in form and substance to the Managing General Partners and counsel for the Partnership (which opinion may be waived, in whole or in part, at the discretion of the Managing General Partners), that:
          (i) such sale, exchange, transfer, or assignment, when added to the total of all other sales, exchanges, transfers, or assignments of Units within the preceding twelve months, would not result in the Partnership's being considered to have terminated within the meaning of Section 708 of the IRC;
          (ii) such sale, exchange, transfer or assignment would not violate any federal securities laws or any state securities or "Blue Sky" laws (including any investor suitability standards) applicable to the Partnership or the Partnership Interest to be sold, exchanged, transferred, or assigned; and
          (iii) such sale, exchange, transfer, or assignment would not cause the Partnership to lose its status as a partnership for federal income tax purposes and would not cause the Partnership to be a publicly-traded partnership within the meaning of Section 7704 of the IRC;

and any such opinion of counsel is delivered in writing to the Partnership prior to the date of the sale, exchange, transfer, or assignment.

  (b) Minors. In no event shall all or any part of a Unit be assigned or transferred to a minor or an incompetent except in trust, pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, or by will or intestate succession.

  (c) Suitability Standards. Except for transfers or assignments (in trust or otherwise), whether on death or inter vivos, to or for the benefit of: (i) the transferor's spouse, parents, children, other descendants, spouses of children, heirs, or legatees; or (ii) a charitable, religious, scientific, literary, or educational organization, no sale, exchange, transfer, or assignment by a Limited Partner of all or any part of such Limited Partner's Units may be made to any Person unless such Person
(i) meets the suitability requirements to become an additional Limited Partner in accordance with the terms of the offering of the Units contained in the Prospectus or
(ii) is a Partner, and no Limited Partner's Partnership Interest or any fraction thereof may be sold, assigned, or transferred without the consent of the Managing General Partners, which consent may be granted or withheld in the absolute discretion of the Managing General Partners.

  (d) Fractional Interests. No purported sale, exchange, assignment, or transfer by a transferor of, or after which the transferor and each transferee would hold, a Partnership Interest representing less than ten Units or including a fractional unit will be permitted or recognized for any purpose without the consent of the Managing General Partners, which consent shall be granted only for good cause shown.

  (e) Documentation. Each Limited Partner agrees, upon request of the Managing General Partners, to execute such certificates or other documents and perform such acts as the Managing General Partners deem appropriate after an assignment of a Unit by that Limited Partner to preserve the limited liability of the Limited Partners under the laws of any jurisdiction in which the Partnership is doing business. For purpose of this Section 13 .01(e), any transfer of a Partnership Interest, whether voluntary or by operation of law, shall be considered an assignment.

  (f) Sale to Market Maker. In no event shall all or any part of a Unit be assigned or transferred to a person who makes a market in securities unless such person shall certify to the Managing General Partners that it has acquired such Unit solely for investment purposes and not for purpose of resale.

  (g) Sale through Market Maker. No purported sale, exchange, transfer, or assignment of a Unit will be permitted or recognized for any purpose unless (1) the transferor shall have represented that such transfer (a) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Partnership Interests have been approved by the Managing General Partners as not being incident to a public trading market and not through any other broker-dealer or matching agent or
(b) otherwise was not effected through a broker-dealer or matching agent which makes a market in Units or that provides a readily available, regular, and ongoing opportunity to Unit holders to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell, or exchange Units and (2) the Managing General Partners determine that such sale, assignment, or transfer would not, by itself or together with any other sales, exchanges, transfers, or assignments, likely result in, as determined by the Managing General Partners in their sole discretion, the Partnership's being classified as a publicly-traded partnership.

  (h) Advance Notice 88-75. No purported sale, exchange, assignment, or transfer of a Unit will be permitted or recognized for any purpose if such sale, exchange, transfer, or assignment would, by itself or together with any other sales, exchanges, transfers, or assignments, likely result in the Partnership's failing to satisfy the safe harbors contained in Internal Revenue Service Advance Notice 88-75 (the "Notice"). Without limiting the foregoing, no purported sale, exchange, transfer, or assignment of a Unit will be recognized if such sale, exchange, transfer, or assignment, together with all other such dispositions (including repurchases by the Partnership of its own Units) during the same taxable year of the Partnership would result in both (i) the transfer of more than 5% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence); and (ii)(a) the transfer of more than 2% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence and sales through a matching service that meets the requirements of the Notice, part II, section D) or (b) the transfer of more than 10% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence). For purposes of the 5% and the 2% limitations described in the preceding sentence, the following transfers will be disregarded: (i) transfers in which the basis of the Partnership Interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under IRC Section 732; (ii) transfers at death;
(iii) transfers between members of a family (as defined in IRC Section 267(c)(4); (iv) the issuance of Partnership Interests by or on behalf of the Partnership in exchange for cash, property, or services; (v) distributions from a retirement plan qualified under IRC Section 401(a); and (vi) block transfers. The term "block transfer" means the transfer by a Partner in one or more transactions during any 30 calendar day period of Partnership Interests representing in the aggregate more than 5% of the total interest in Partnership capital or profits.

  (i) Sale to General Partner. No purported sale, exchange, assignment, or transfer of a Unit may be made to anyone with any direct or indirect interest in any General Partner or any Affiliate of any General Partner, without approval of the General Partners.

  (j) Void.  Any purported assignment of a Partnership
Interest that is not made in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

  (k) Expense. Each Limited Partner agrees, prior to the time the Managing General Partners consent to an assignment of Partnership Interest by that Limited Partner, to pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such assignment.

13.02 Assignees.

  (a) Notification Required and Effective Date. The Partnership shall not recognize for any purpose any purported sale, assignment, or transfer of all or any fraction of the Partnership Interest of a Limited Partner unless the provisions of Section 13.01 shall have been complied with and there shall have been filed with the Partnership a dated notification of such sale, assignment, or transfer, in form satisfactory to the Managing General Partners, executed and acknowledged by both the seller, assignor, or transferor and the purchaser, assignee, or transferee and such notification (i) contains the acceptance by the purchaser, assignee, or transferee of all of the terms and provisions of this Agreement and (ii) represents that such sale, assignment, or transfer was made in accordance with all applicable laws and regulations. Any sale, assignment, or transfer shall be recognized by the Partnership as effective not later than the last day of the calendar month in which all the provisions of Section 13.01 are met and such notification is filed with the Partnership. If a Partnership Interest is sold, assigned, or transferred more than once during a fiscal quarter, the last purchaser, assignee, or transferee with respect to whom notification is received shall be recognized by the Partnership.

  (b) Voting. Unless and until an assignee of a Partnership Interest becomes a Substituted Limited Partner, such assignee shall not be entitled to vote or to give consents with respect to such Partnership Interest except to the extent to which a shareholder is entitled to vote or give consents under the 1940 Act.

  (c) Assignor Rights. Any Limited Partner who shall assign all of such Limited Partner's Partnership Interest shall cease to be a Limited Partner and shall not retain any statutory rights as a Limited Partner.

  (d) Written Assignment. Anything herein to the contrary notwithstanding, both the Partnership and the General Partners shall be entitled to treat the assignor of a Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as a written assignment that conforms to the requirements of this
Section 13.02 has been received by the Partnership and accepted by the Managing General Partners.

  (e) Assignee not Substituted Limited Partner. A Person who is the assignee of all or any fraction of the Partnership Interest of a Limited Partner, but does not become a Substituted Limited Partner and desires to make a further assignment of such Partnership Interest, shall be subject to all the provisions of this Article 13 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of such Limited Partner's Partnership Interest.

13.03 Substituted Limited Partners.

  (a) Approval. No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee, or other recipient of all or any fraction of such Limited Partner's Partnership Interest as a Limited Partner in the transferring Limited Partner's place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee, or other recipient of a Partnership Interest (whether pursuant to a voluntary or involuntary transfer) shall be admitted to the Partnership as a Substituted Limited Partner only: (i) with the consent of the Managing General Partners, which consent shall be granted or withheld in the absolute discretion of the Managing General Partners; (ii) by satisfying the requirements of Sections 13.01 and 13.02; and (iii) if necessary, upon an amendment to this Agreement executed by all necessary parties and filed or recorded in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners. Any such consent by the Managing General Partners may be evidenced, if necessary, by the execution by the Managing General Partners of an amendment to this Agreement evidencing the admission of such Person as a Limited Partner. The admission of a Substituted Limited Partner shall be recorded on the books and records of the Partnership. The Limited Partners hereby consent and agree to such admission of a Substituted Limited Partner by the Managing General Partners. The Managing General Partners agree to process such amendments not less frequently than quarterly.

  (b) Admission. Each Substituted Limited Partner, as a condition to admission as a Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing General Partners, as the Managing General Partners deem necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest acquired. All reasonable expenses, including attorneys' fees, incurred by the Partnership in this connection shall be borne by such Substituted Limited Partner.

  (c) Rights of Assignee. Until an assignee shall have been admitted to the Partnership as a Substituted Limited Partner pursuant to this Section 13.03, such assignee shall be entitled only to the rights of an assignee of a limited partner interest under DRULPA and any additional rights to which a shareholder is entitled under the 1940 Act.

13.04 Indemnification. Each Limited Partner shall indemnify and hold harmless the Partnership, the General Partners, and every Limited Partner who was or is a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any actual misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance, or other disposition of all or any part of a Partnership Interest, or the admission of a Substituted Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by the Partnership or such other Person in connection with such action, suit, or proceeding.

13.05 Incapacity of a Limited Partner. If a Limited Partner dies, such Limited Partner's executor, administrator, or trustee, or, if such Limited Partner is adjudicated incompetent, such Limited Partner's committee, guardian, or conservator, or, if such Limited Partner becomes bankrupt, the trustee or receiver of such Limited Partner's estate, shall have all the rights of a Limited Partner for the purpose of settling or managing the estate of such Limited Partner, and such power as the Incapacitated Limited Partner possessed to assign all or any part of the Incapacitated Limited Partner' s Partnership Interest and to join with such assignee in satisfying conditions precedent to such assignee's becoming a Substituted Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

13.06 Withholding of Distributions. From the date of the receipt of any instrument relating to the transfer of a Unit or at any time the Managing General Partners are in doubt regarding the Person entitled to receive distributions in respect of a Unit, the Managing General Partners may withhold any such distributions until the transfer is completed or abandoned or the dispute is resolved.

13.07 Transferor-Transferee Allocations. If a Unit is transferred in compliance with the provisions of this
Article 13, the income, gains, losses, deductions, and credits allocable in respect of that Unit shall be allocated to the days of the taxable year to which they are economically attributable, and then prorated between the transferor and the transferee on the basis of the number of days in the Taxable Period that each was the holder of that interest.

ARTICLE 14
CONSENTS, VOTING, AND MEETINGS

14.01 Method of Giving Consent. Any consent required by this Agreement may be given as follows:

  (a) by a written consent pursuant to Section 14.06 given by the consenting Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by either
(i) notification to the Managing General Partners by the consenting Partner at or prior to the time of, or the negative vote by such consenting Partner at, any meeting held to consider the doing of such act or thing or (ii) notification to the Managing General Partners prior to the doing of any act or thing the doing of which is not subject to approval at a meeting; or

  (b) by the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called and held pursuant to Sections 14.04 or 14.05 to consider the doing of such act or thing.

14.02 Limitations on Requirements for Consents. Notwithstanding any other provisions of this Agreement, unless, prior to the exercise by the Limited Partners of the rights of the Limited Partners: (i) to approve actions of the General Partners pursuant to Section 3.09; (ii) to vote to remove a General Partner pursuant to Section 12.03 or to approve the appointment of a successor General Partner pursuant to Section 12.05; (iii) to approve and elect or remove General Partners and to approve certain Partnership matters pursuant to Section 5.04; (iv) to approve and elect to dissolve the Partnership pursuant to Section 15.01(c); or
(v) to amend this Agreement pursuant to Section 6.01 or 6.03, as the case may be, counsel for the Partnership or counsel designated by not less than 10% of the Units owned by all Partners and reasonably satisfactory to the Partnership shall have delivered to the Partnership an opinion to the effect that neither the possession of such right or rights nor the exercise thereof will violate the provisions of DRULPA or the laws of the other jurisdictions in which the Partnership is then formed or qualified, will adversely affect the limited liability of the Limited Partners, or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes, then, unless such vote is mandated by the 1940
Act:

  (a) notwithstanding the provisions of Section 3.09, the General Partners shall be prohibited from taking an action, performing an act, or entering into a transaction, as the case may be;

  (b) notwithstanding the provisions of Sections 12.03 and 12.05, the Limited Partners shall be prohibited from removing a General Partner or from approving the appointment of a successor General Partner;

  (c) notwithstanding the provisions of Section 5.04, the Limited Partners shall be prohibited from approving and electing or removing General Partners and approving certain
Partnership matters, as the case may be;

  (d) notwithstanding the provisions of Section 15.01(c), the Limited Partners shall be prohibited from electing to dissolve the Partnership; and

  (e) notwithstanding the provisions of Section 6.01 or 6.03, the Limited Partners shall be prohibited from amending this Agreement.

Such counsel may rely as to the law of any jurisdiction, other than a jurisdiction in which such counsel' s principal office is located, on an opinion of counsel in such other jurisdiction in form and substance satisfactory to such counsel. Any opinion provided pursuant to this Section
14.02 shall be paid for by the Partnership.

14.03 Action by the Individual General Partners. The Individual General Partners shall act by majority vote at a meeting duly called, or by unanimous written consent without a meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Individual General Partners. Meetings of the Individual General Partners may be called by any two General Partners. Subject to the requirements of the 1940 Act, the Individual General Partners by majority vote may delegate to any one of its number, or a committee thereof, its authority to approve particular matters or direct the Managing General Partners to take particular actions on behalf of the Partnership. A quorum for all meetings of the Individual General Partners shall be a majority of the Individual General Partners.

14.04 Special Meetings. Action by the General Partners and Limited Partners may be taken at a meeting of the General Partners and Limited Partners. The dissolution of the Partnership, the removal of General Partners, and any other matter requiring the consent of all or any of the Limited Partners pursuant to this Agreement may be considered at a meeting of the Partners held not less than 15 nor more than 60 days after written notification, either in person or by mail, thereof shall have been given to all Partners. Such notification (i) may be given by the Individual General Partners, in their discretion, at any time and (ii) shall be given by the Managing General Partners within 10 days after receipt by the Managing General Partners of a written request, either in person or by certified mail, stating the purpose(s) of the meeting for such a meeting made by Limited Partners who own, in the aggregate, not less than 10% of the Units owned by all Partners. Any such notification to Limited Partners shall state briefly the purpose, time, and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the Individual General Partners shall designate and during normal business hours; provided, however, that, if a meeting is called at the request of certain Limited Partners, such meeting shall be held at a time and place convenient to those Limited Partners. Partners may vote in Person or by proxy at any such meeting. If proxies are solicited for a specific meeting and a Limited Partner does not return a proxy, that Limited Partner shall be deemed to have granted to the Individual General Partners a proxy solely for those matters noticed for and acted upon at that meeting. Such proxy shall be voted by a majority of the members of the Individual General Partners, including a majority of the Independent General Partners.

14.05 Action without a Meeting. Any action that may be taken at a Partnership meeting may be taken without a meeting if consent in writing setting forth the action to be taken is signed by the Partners holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Each Partner shall be given notice of the matters to be voted upon in the same manner as described in Sections 14.04 and 14.05. The date on which votes will be counted shall be not less than 10 or more than 60 days following mailing of the notice.

14.06 Approval and Election of General Partners. In the approval and election of Individual General Partners, those candidates receiving the highest number of votes cast, at a meeting at which a Majority in Interest of the Limited Partners is present in Person or by proxy, up to the number of Individual General Partners proposed to be approved and elected, shall be approved and elected to serve until their successors are duly approved, elected and qualified; and each Limited Partner shall have one vote for each Unit owned by such Limited Partner. In the approval and election of the Managing General Partners, the two candidates receiving the highest numbers of votes cast shall be approved and elected pursuant to the foregoing provision. Any vote for the approval and election of General Partners shall be subject to the limitations of Section 14.02.

14.07 Record Dates. The Individual General Partners may set in advance a date for determining the Limited Partners entitled to notification of and to vote at any meeting. All record dates shall not be more than 60 days prior to the date of the meeting to which such record date relates.

14.08 Submissions to Limited Partners. The Managing General Partners shall give all the Limited Partners notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Limited Partners. Such notification shall include any information required by the relevant provision of this Agreement or by law.

14.09 Affiliates' Units to be Non-Voting. Any Units purchased by the General Partners or their Affiliates shall be nonvoting.

ARTICLE 15
DISSOLUTION AND TERMINATION

15.01 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

  (a) the expiration of its term, except to the extent extended pursuant to Section 1.05;

  (b) the Incapacity of all General Partners;

  (c) the election to dissolve the Partnership by a Majority in Interest of the Limited Partners;

  (d) the withdrawal, retirement or removal of a General
Partner, or the transfer or assignment by a General Partner of his or its entire Partnership Interest without the designation of a successor General Partner under Section
12.05;

  (e) the sale or other disposition at any one time of all or substantially all of the assets of the Partnership; and

  (f) dissolution required by operation of law or judicial decree;

provided that, upon the occurrence of an event described in
Section 15.01(b) or (d), the Partnership shall not dissolve if (i) at the time there is a remaining General Partner who carries on the business of the Partnership, or (ii) within 90 days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of such date, of a successor General Partner. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in Section 15.02 and the certificate of limited partnership of the Partnership has been cancelled.

15.02 Liquidation. On dissolution of the Partnership, a liquidating trustee (who shall be the Individual General Partners, if any remain, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Limited Partners) shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all of the Partners. Then, those Partnership assets that the liquidating trustee determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to minimize loss. If the liquidating trustee determines that an immediate sale of all or part of the Partnership assets would cause undue loss to the Partners, the liquidating trustee may, in order to avoid such loss, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Partners in kind. At such time as the liquidating trustee determines appropriate, the liquidating trustee shall wind up the affairs of the Partnership and distribute the assets of the Partnership in the following order of priority:

  (a) to the payment of the expenses of liquidation and to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for the payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners, in the order of priority as provided by law;

  (b) to the payment of liabilities for distributions to Limited Partners in order of priority as provided by law;

  (c) to the payment of liabilities for distributions to Individual General Partners in order of priority as provided by law;

  (d) to the payment of liabilities for distributions to the Managing General Partners in order of priority as provided by law; then

  (e) to the Limited Partners first, then to the Individual
General Partners, and then to the Managing General Partners in repayment of the amount of their Capital Accounts.

For purposes of determining the amounts and allocation of such distribution, all Partnership assets shall be valued by the liquidating trustee at their then fair market value, and any gains or losses that would arise from their sale at such valuation or, in the event of distributions to be made in kind, that would arise assuming such a sale were made, shall be allocated as specified in Article 8. For the purposes of calculating if and when Conversion occurs in liquidation, amounts credited to the Partners' Capital Accounts pursuant to this Section 15.02 shall be deemed to have been distributed.

15.03 Negative Capital Accounts. At such time during liquidation as all assets of the Partnership have been sold, all liabilities and expenses have been paid, all income, gains, losses and deductions have been allocated in accordance with Article 8, all distributions have been deemed distributed, and all adjustments to the Capital Accounts have been made, if a Managing General Partner then has a negative balance in that Managing General Partner's Capital Account, such Managing General Partner shall by the end of the taxable year of the liquidation (or, if later, within 90 days after the date of such liquidation) contribute to the capital of the Partnership an amount equal to the deficit amount of its Capital Account. Any amount so contributed shall be distributed as provided for in Section
15.02. The Partners shall not be required to make any further contribution to the Partnership on dissolution except as required by this Section 15.03.

15.04 Termination. The liquidating trustee shall comply with any requirements of DRULPA or other applicable law pertaining to the winding up of a limited partnership, and, upon the filing of a certificate of cancellation as required under DRULPA, the Partnership shall stand terminated.

ARTICLE 16
COVENANTS OF LIMITED PARTNERS

Each Limited Partner covenants, warrants, and agrees with the Partnership and each of the Partners that:

  (a) such Limited Partner shall not transfer, sell, or offer to sell such Limited Partner's Units without compliance with the conditions and provisions of this Agreement;

  (b) if such Limited Partner assigns all or any part of such Limited Partner's Units, then until such time as one or more assignees thereof are admitted to the Partnership as a Substituted Limited Partner with respect to the entire Partnership Interest so assigned, the matters to which any holder thereof would covenant and agree if such holder were to execute this Agreement as a Limited Partner shall be and remain true; and

  (c) such Limited Partner shall notify the Managing General
Partners immediately if any representations or warranties made herein should be or become untrue.

ARTICLE 17
REPRESENTATIONS AND WARRANTIES OF MANAGING GENERAL PARTNERS

The Managing General Partners represent and warrant to the Partnership and each of the Partners that:

  (a) neither Managing General Partner will withdraw from the Partnership without giving one year' s prior written notice to the Partnership if such withdrawal would cause the Partnership to lose its partnership tax classification unless the Partnership terminates its advisory relationship with that Managing General Partner;

  (b) neither Managing General Partner will resign or withdraw as a Managing General Partner of the Partnership without two years' prior notice unless a successor Managing
General Partner has been appointed in accordance with this Agreement and the provisions of Sections 15(a), 15(c) and 15(f) of the Investment Company Act.

  (c) the individual general partners of TFL shall not remove themselves from personal liability for Partnership obligations unless there remains at least one individual personally liable for Partnership obligations, or until TFI and any other corporate general partner have and agree to maintain throughout the duration of the Partnership a net worth determined with respect to the fair market value of their then assets of not less than 10% of the total capital contributions to the Partnership;

  (d) the Managing General Partners shall not assign all or any part of their interest in the Partnership if, thereafter, the Managing General Partners' interest in any item of income, gain, loss, deduction, or such assignment would be less than 1% or such assignment would cause a termination of the Partnership within the meaning of IRC
Section 708(b).

ARTICLE 18
SPECIAL POWER OF ATTORNEY

18.01 Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the Managing General Partners, or either of them, as such Limited Partner's true and lawful agents and attorneys-in-fact, with full power and authority in such Limited Partner's name, place, and stead, to make, execute, acknowledge, deliver, file, and record the following documents and instruments in accordance with the other provisions of this Agreement:

  (a) this Agreement and a Certificate of Limited
Partnership, a certificate of doing business under fictitious name, and any other instrument that may be required to be filed in connection with the formation and operation of the Partnership under the laws of Delaware or other laws of any other state;

  (b) any and all amendments, restatements, cancellations, or modifications of the instruments described in Section
18.01(a);

  (c) any and all instruments related to the admission of any successor general partner or any Limited Partner; and

  (d) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Partnership, pursuant to the terms hereof.

18.02 Irrevocability. The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any Limited Partner or the transfer of any or all of such Limited Partner's Units.

18.03 Priority of Agreement. In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by the Managing General Partners under this power of attorney, this Agreement and its amendments shall govern.

18.04 Exercise of Power. This power of attorney may be exercised by a Managing General Partner either by signing separately as attorney-in-fact for each Limited Partner or by a single signature of a Managing General Partner acting as attorney-in-fact for all of them.

ARTICLE 19
MISCELLANEOUS

19.01 Certificate of Limited Partnership. On each subsequent change in the Partnership specified in DRULPA
Section 17-202(c), the General Partners shall cause to be executed and acknowledged an amended Certificate of Limited Partnership pursuant to the provisions of DRULPA Section 17-202(a), which will be duly filed as prescribed by Delaware law.

19.02 Delaware Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted according to, the laws of Delaware.

19.03 Counterparts. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement that shall be binding on all the parties hereto. Any counterpart of either this Agreement or the Certificate of Limited Partnership that has attached to it separate signature pages which altogether contain the signatures of all Partners or their attorney-in-fact shall for all purposes be deemed a fully executed instrument.

19.04 Binding Upon Successors and Assigns. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in-title, heirs, and assigns of the respective parties hereto.

19.05 Notices. Any notice, offer, consent, or demand permitted or required to be made under this Agreement to any party hereto shall be given in writing signed by the Partner giving such notice either by (i) personal delivery or (ii) by registered or certified mail, postage prepaid, addressed to that party at the respective address shown on the Partnership's books and records, or to such other address as that party shall indicate by proper notice to the Managing General Partners in the same manner as provided above; provided, however, that mailings made to at least 50 Limited Partners may be made by regular mail, postage prepaid, addressed as above unless they represent a notice of meeting called by Limited Partners pursuant to Section 6.01 to (1) amend this Agreement, (2) dissolve the Partnership, (3) remove the General Partner(s) and elect a new general partner, or (4) approve or disapprove the sale of all or substantially all of the assets of the Partnership. All notices shall be deemed effective upon receipt or five days after the date of mailing in accordance with the above provisions.

19.06 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other
Persons or circumstances shall not be affected thereby, but shall be enforced to the maximum extent possible under applicable law.

19.07 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

19.08 Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

19.09 Legends. Certificates may be issued to evidence a Limited Partner' s Units if deemed necessary or appropriate by the Individual General Partners. If certificates are issued evidencing a Limited Partner's Units, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Individual General Partners to reflect restrictions upon transfer contemplated herein.

EXECUTED as of December 31, 2000, at San Mateo, California.

THE MANAGING GENERAL PARTNERS

TECHNOLOGY FUNDING INC.          TECHNOLOGY FUNDING LTD.
Managing General Partner         Managing General Partner

By:/s/CHARLES R. KOKESH          By: /s/CHARLES R. KOKESH
Charles R. Kokesh, President     Charles R. Kokesh, General
                                 Partner

THE INDIVIDUAL GENERAL PARTNERS

/s/  HAROLD M. GINSBERG, M.D.
Harold M. Ginsberg, M.D.

/s/ RICHARD A. MARCUM
Richard A. Marcum

/s/  CARROLL J. SCHROEDER
Carroll J. Schroeder

THE LIMITED PARTNERS
(All Limited Partners now and hereafter admitted as limited partners of the Partnership pursuant to powers of attorney now and hereafter executed in favor of, and delivered to, the Managing General Partners or either of them)

By:  Technology Funding Inc.
     Attorney-In-Fact

By: /s/   CHARLES R. KOKESH
          Charles R. Kokesh, President